Exhibit 4.2

EXECUTION VERSION

VISTRA OPERATIONS COMPANY LLC,

as Issuer

3.55% SENIOR SECURED NOTES DUE 2024

4.30% SENIOR SECURED NOTES DUE 2029

SUPPLEMENTAL INDENTURE

Dated as of June 11, 2019

Wilmington Trust, National Association

as Trustee

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-ii-

Article 12
MISCELLANEOUS

Section 12.01	Notices	72
Section 12.02	Rules by Trustee and Agents	73
Section 12.03	No Personal Liability of Directors, Officers, Employees and Stockholders	73
Section 12.04	Governing Law	73
Section 12.05	Waiver of Immunity	74
Section 12.06	Waiver of Jury Trials	74
Section 12.07	No Adverse Interpretation of Other Agreements	74
Section 12.08	Successors	74
Section 12.09	USA Patriot Act	74
Section 12.10	Severability	75
Section 12.11	Counterpart Originals	75
Section 12.12	Table of Contents, Headings, etc.	75

Article 13
collateral and security

Section 13.01	Application of Collateral and Security Provisions.	75

EXHIBITS
Exhibit A-1	Form of 2024 Note
Exhibit A-2	Form of 2029 Note
Exhibit B-1	Form of Certificate of Transfer for 2024 Notes
Exhibit B-2	Form of Certificate of Transfer for 2029 Notes
Exhibit C-1	Form of Certificate of Exchange for 2024 Notes
Exhibit C-2	Form of Certificate of Exchange for 2029 Notes
Exhibit D	Form of Supplemental Indenture — Additional Subsidiary Guarantees

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SUPPLEMENTAL INDENTURE, dated as of June 11, 2019, by and among Vistra Operations Company LLC, a Delaware limited liability company, the Subsidiary Guarantors (as defined herein) and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Company (as defined herein) has heretofore executed and delivered to the Trustee an Indenture, dated as of June 11, 2019 (the “Base Indenture”), providing for the issuance from time to time of one or more series of the Company’s securities.

The Company and the Subsidiary Guarantors desire, and the Company has requested the Trustee, pursuant to Section 9.01 of the Base Indenture, to join with them in the execution and delivery of this Supplemental Indenture in order to supplement the Base Indenture as and to the extent set forth herein to provide for the issuance and terms of the Notes (as defined herein).

Section 9.01 of the Base Indenture provides that the Company and the Trustee, without the consent of any holders of the Company’s Securities, may amend or waive certain terms and covenants in the Indenture as otherwise permitted under the Base Indenture.

The Company and the Subsidiary Guarantors desire to the extent set forth herein to provide for the issuance and the terms of the Notes and the Subsidiary Guarantees (each as defined herein).

The execution and delivery of this Supplemental Indenture has been duly authorized by a resolution of the Board of Directors of the Company and each of the Subsidiary Guarantors.

All conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument of the Company and each Subsidiary Guarantor in accordance with its terms have been performed and fulfilled and the execution and delivery hereof has been in all respects duly authorized by the Company and each Subsidiary Guarantor.

The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 3.55% Senior Secured Notes due 2024 (the “2024 Notes”) and the 4.30% Senior Secured Notes due 2029 (the “2029 Notes,” the 2024 Notes and the 2029 Notes, each a “Series” or “Series of Notes,” and together, the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

For all purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section.

“144A Global Note” means a Global Note substantially in the form of Exhibits A-1 or Exhibit A-2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“2024 Notes” has the meaning assigned to it in the preamble to this Supplemental Indenture.

“2029 Notes” has the meaning assigned to it in the preamble to this Supplemental Indenture.

“Additional First Lien Debt” means additional Indebtedness incurred by the Company or any other Grantor and designated as First Lien Debt in accordance with the terms of the Collateral Trust Agreement.

“Additional Indebtedness” means Indebtedness of the Company for borrowed money (excluding indebtedness under the Credit Agreement) under any debt securities or term loans broadly syndicated to institutional investors in a principal amount in excess of $300.0 million.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Supplemental Indenture in accordance with Section 2.07 hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that Beneficial Ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Aggregate Secured Debt” means, as of the date of determination, the aggregate principal amount of indebtedness in respect of borrowed money of the Company and the Subsidiary Guarantors represented by notes, bonds, debentures or other similar evidences of indebtedness, secured by Liens on Principal Property (other than Liens pursuant to clauses (1) through (12) of the definition of Permitted Post-Release Liens).

“Applicable Law” means, as to any Person, any ordinance, law, treaty, rule or regulation or any determination, ruling or other directive by and from an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property is subject.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of such Note; or

(2) the excess of:

(a) the present value at such redemption date of (i) 100% of the principal amount of such Note on the applicable Par Call Date plus (ii) all required interest payments due on the Note through the applicable Par Call Date (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 30 basis points in the case of the 2024 Notes and 35 basis points in the case of the 2029 Notes; over

(b) the principal amount of the Note.

Calculation of the Applicable Premium shall be made by the Company or on behalf of the Company by such Person as the Company shall designate and, in any event, such calculation shall not be a duty or obligation of the Trustee.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository that apply to such transfer or exchange.

“Asset Disposition” means “Disposition” as defined in the Credit Agreement as in effect on the Issue Date.

“Attributable Debt” means, in respect of a sale and leaseback transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Authorized Officer” means, with respect to (i) delivering an Officer’s Certificate pursuant to the Indenture, the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, the principal accounting officer or any other person of the Company having substantially the same responsibilities as the aforementioned officers, and (ii) any other matter in connection with the Indenture, the chief executive officer, the chief financial officer, the treasurer, any assistant treasurer, the general counsel or a responsible financial or accounting officer of the Company.

“Bankruptcy Law” means Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time, or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Base Indenture” has the meaning set forth in the preamble to this Supplemental Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day other than a Saturday, a Sunday or a day on which banking institutions in New York City (and, with respect to payments, in the place of payment) are authorized or required by law to remain closed.

“Capital Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means “Cash Equivalents” as defined in the Credit Agreement as in effect on the Issue Date.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d) of the Exchange Act), but excluding any employee benefit plan of the Company or any of its Subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan; or

(2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than (x) any employee benefit plan of the Company or any of its Subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan and (y) any one or more parents of the Company in which no “person,” directly or indirectly, holds Beneficial Ownership of Voting Stock representing more than 50.1% of the aggregate voting power represented by the issued and outstanding Voting Stock of such parent, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.

“Change of Control Trigger Event” means the occurrence of both a Change of Control and a Rating Decline.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg, and any successor thereto.

“Collateral” means all the assets and properties subject to the Liens created by the Note Security Documents.

“Collateral Bond” means the Original Collateral Bond and any Additional Collateral Bond.

“Collateral Bond Guaranty” means that certain Guaranty of Exit Collateral Bond and Indemnity Agreement for Surface Mining and Reclamation Permits (as amended, supplemented, amended and restated, replaced or otherwise modified from time to time), executed by certain guarantors in favor of the Railroad Commission of Texas.

“Collateral Trust Agreement” means the Collateral Trust Agreement dated as of October 3, 2016 among the Company, the other Grantors, Railroad Commission of Texas as the First-Out Representative, Credit Suisse AG, Cayman Islands Branch as Senior Credit Agreement Representative, and Delaware Trust Company as Collateral Trustee, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Collateral Trustee” means Delaware Trust Company and any of its successors in its capacity as collateral trustee under the Collateral Trust Agreement.

“Company” means Vistra Operations Company LLC and any and all successors thereto.

“Company Order” means a written order signed in the name of the Company by one Authorized Officer.

“Consolidated EBITDA” means “Consolidated EBITDA” as defined in the Credit Agreement as in effect on the Issue Date.

“Consolidated Net Tangible Assets” means the total consolidated assets of the Company and its Subsidiaries, less the sum of goodwill and other intangible assets, in each case determined on a consolidated basis in accordance with GAAP, as shown in the most recent balance sheet of the Company.

“Consolidated Secured Net Leverage Ratio” means, on any date of determination, the ratio of (a) Consolidated Senior Secured Net Debt on such date to (b) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that (i) any Person that is a Restricted Subsidiary on such date of determination will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period and (ii) any Person that is not a Restricted Subsidiary on such date of determination will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference period.

For purposes of calculating the Consolidated Secured Net Leverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period and (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Company or any Restricted Subsidiary since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this definition, then the Consolidated Secured Net Leverage Ratio shall be calculated to give pro forma effect thereto in accordance with this definition.

In the event that the Company or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculation of the Consolidated Secured Net Leverage Ratio (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (x) during the applicable Test Period or (y) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of such ratio is made, then the Consolidated Secured Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.

Whenever pro forma effect is to be given to a Specified Transaction or implementation of an operating initiative, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company and include, for the avoidance of doubt, the amount of cost savings, operating expense reductions, other operating improvements and synergies that are reasonably identifiable, factually supportable and projected by the Company in good faith to be reasonably anticipated to be realizable within 18 months after the closing date of such Specified Transaction or implementation of an operating initiative (provided, that to the extent any such operational changes are not associated with a transaction, such changes shall be limited to those for which all steps have been taken for realizing such savings and are factually supportable, reasonably identifiable and supported by an Officer’s Certificate delivered to the Trustee) (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period) relating to such Specified Transaction, net of the amount of actual benefits realized during such period from such actions; provided that any increase in Consolidated EBITDA as a result of cost savings, operating expense reductions, other operating improvements and synergies shall be subject to the limitations set forth in the definition of Consolidated EBITDA.

“Consolidated Senior Secured Net Debt” means, as of any date of determination, (a) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries, consisting only of Indebtedness for borrowed money, obligations in respect of Capital Lease Obligations, Attributable Debt and debt obligations evidenced by promissory notes or similar instruments, that is secured by a Lien on any asset or property of the Company or any Restricted Subsidiary outstanding on such date, determined on a consolidated basis in accordance with GAAP minus (b) the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries on a consolidated basis; provided that Consolidated Senior Secured Net Debt shall not include Indebtedness (i) in respect of (x) any cash collateralized letter of credit, or (y) any other letter of credit, except to the extent of unreimbursed amounts drawn thereunder, (ii) of Excluded Subsidiaries (but, for the avoidance of doubt, not secured guarantees of such Indebtedness by the Company or the Subsidiary Guarantors) or (iii) in respect of certain hedging obligations described in the Collateral Trust Agreement.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.01 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means the Credit Agreement entered into on October 3, 2016, among the Company, Vistra Intermediate Company LLC, the guarantor parties and various lenders party thereto and Credit Suisse AG, Cayman Islands Branch (as successor to Deutsche Bank AG New York Branch), as administrative agent and as collateral agent, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event, act or condition which with notice or lapse of time, or both, would (without cure or waiver hereunder) constitute an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1 or A-2 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depository” means DTC, its nominees and their respective successors.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.

“Domestic Subsidiary” means any Subsidiary of the Company that was incorporated or organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof.

“DTC” means The Depository Trust Company.

“Eligible Subsidiaries” means the Wholly Owned Domestic Subsidiaries and Vistra Preferred Inc. and each of its Wholly Owned Domestic Subsidiaries.

“Environmental CapEx Debt” means Indebtedness of the Company or its Subsidiaries incurred for the purpose of financing capital expenditures deemed necessary by the Company or its Subsidiaries to comply with Environmental Laws.

“Environmental Law” means any applicable federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including without limitation any binding judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety (as such relates to exposure to Hazardous Materials) or Hazardous Materials.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means “Excluded Subsidiary” as defined in the Credit Agreement as in effect on the Issue Date.

“First Lien Debt” means (a) the Notes issued on the Issue Date and the related Subsidiary Guarantees, (b) Indebtedness incurred under the Credit Agreement (including the undrawn amount of letters of credit, whether or not then available to be drawn) and any guarantees thereof, (c) Additional First Lien Debt (other than certain cash management obligations and hedging obligations described in the Collateral Trust Agreement), (d) certain cash management obligations described in the Collateral Trust Agreement and (e) certain hedging obligations under secured hedging agreements described in the Collateral Trust Agreement.

“First Lien Documents” means, collectively, the Note Documents and any additional indenture, credit agreement or other agreement pursuant to which any other First Lien Debt is incurred or secured in accordance with the terms of each applicable Priority Lien Document and the Note Security Documents related thereto (other than any Note Security Documents that do not secure First Lien Obligations).

“First Lien Obligations” means the First Lien Debt and all other Obligations in respect thereof.

“First Lien Representative” means (a) in the case of the Notes, the Trustee, (b) in the case of the Credit Agreement, the administrative agent thereunder, and (c) in the case of any other Series of First Lien Debt, the agent or trustee who maintains the transfer register for such Series of First Lien Debt, as applicable, and is appointed as a representative of such Series of First Lien Debt (for purposes related to the administration of the applicable Note Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of First Lien Debt and, in the case of Additional First Lien Debt constituting hedging obligations, the hedge bank party to the hedging agreement under which such hedging obligations arise, and that executes and delivers a designation and joinder in accordance with the provisions of the Collateral Trust Agreement.

“First-Out Documents” means, collectively, any Collateral Bond, the Permits and any other documents, agreements, orders or instruments in respect of, or related to, any Collateral Bond.

“First-Out Obligations” means all obligations from time to time of Luminant or the guarantors of any Priority Lien Obligations to the First-Out Representative for the performance and payment under any Collateral Bond, the Collateral Bond Guaranty, the Texas Statutes and any other First-Out Documents, including the Reclamation Obligations and First-Out Representative Fees and Expenses, and any other obligations owing to the First-Out Representative under the First-Out Documents (including the Collateral Trust Agreement).

“First-Out Representative” means the Railroad Commission of Texas.

“First-Out Representative Fees and Expenses” means all amounts payable under the Collateral Trust Agreement or any other First-Out Document on account of the First-Out Representative’s fees and expenses and any reasonable legal fees and expenses, out-of-pocket fees, costs and expenses or other liabilities (excluding, for the avoidance of doubt, any Reclamation Obligations) of any kind incurred by the First-Out Representative or agent thereof in connection with any Note Security Document or any other First-Out Document, including but not limited to indemnification payments and reimbursements.

“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Foreign Subsidiary” of any Person means any Subsidiary of such Person that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that if any operating lease would be recharacterized as a capital lease due to FASB Accounting Standards Update ASU 2016—02 or any future accounting treatment of such operating lease under any change in GAAP since the Issue Date, then solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect prior to giving effect to FASB Accounting Standard Update ASU 2016-02 or any such future change.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2), which is required to be placed on all Global Notes issued under this Supplemental Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes substantially in the form of Exhibits A-1 or A-2 hereto issued in accordance with Section 2.01 hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Company’s option.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity or authority exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including a central bank, or a stock exchange, and including the Public Utility Commission of Texas or the Electric Reliability Council of Texas, or any other entity succeeding thereto.

“Grantor” means each of and “Grantors” means, collectively, the Company, the Subsidiary Guarantors and any other Person that at any time provides collateral security for the Priority Lien Obligations.

“Guarantor” means any Person who has guaranteed payment of any Priority Lien Obligations, and their respective successors and assigns.

“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; or

(b) (i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability; (ii) any netting arrangements, power purchase and sale agreements, fuel purchase and sale agreements, swaps, options and other agreements, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (e) below), whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c) in respect of banker’s acceptances;

(d) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(e) representing the balance deferred and unpaid of the purchase price of any property (including trade payables) or services due more than six months after such property is acquired or such services are completed; or

(f) representing the net amount owing under any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person; provided, that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien.

“Indenture” shall mean the Base Indenture, as amended or supplemented by this Supplemental Indenture governing the Notes, in each case, as amended, supplemented or otherwise modified from time to time in accordance with its respective terms.

“Indenture Principal Property” shall mean, with respect to any Reference Indenture (and any series of Specified Indebtedness issued thereunder), at any date of determination, “Principal Property” or any functionally equivalent term as defined in any Reference Indenture in effect on such date; provided, that, the term “Principal Property” (or its functional equivalent) as used in any such Reference Indenture and the property constituting “Principal Property” (or its functional equivalent) therein shall not be expanded relative to the term “Principal Property” or the property encompassed by the definition of “Principal Property” under any Reference Indenture as in effect on the Seventh Amendment Effective Date, unless such expansion is immaterial to the Holders’ collateral coverage and approved by each First Lien Representative.

“Indenture Principal Property Cap” shall mean, as of any date of determination, the greater of (x) $1.7 billion and (y) 30% of Specified Total Assets as determined on such date under the applicable Reference Indenture and without giving effect to subsequent changes thereto (it being understood that (i) if the amount of Specified Total Assets is not equivalent under each Reference Indenture, the Indenture Principal Property Cap shall be determined with reference to the Reference Indenture (and series of Specified Indebtedness issued thereunder) for which the amount of Specified Total Assets is the least and (ii) if the limitation on Specified Indebtedness secured by a Lien on Indenture Principal Property under all Reference Indentures (and series of Specified Indebtedness issued thereunder) is increased above the greater of (x) $1.7 billion and (y) 30% of Specified Total Assets, unless the Trustee notifies the Company in writing to the contrary (provided that the Trustee shall have no duty to make such determination and shall be entitled to rely conclusively on the direction of the Holders as to whether to provide any such notification), the reference to the greater of (x) $1.7 billion and (y) 30% of Specified Total Assets in this Indenture Principal Property Cap definition shall be automatically increased to be the lesser of (x) the lowest dollar basket and (y) the lowest percentage of Specified Total Assets, in either case, permitted under all Reference Indentures (and series of Specified Indebtedness issued thereunder) with respect to the limitation on Specified Indebtedness secured by a Lien on Indenture Principal Property.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $1,200,000,000 aggregate principal amount of 2024 Notes and $800,000,000 aggregate principal amount of 2029 Notes issued under this Supplemental Indenture on the Issue Date.

“Insolvency or Liquidation Proceeding” has the meaning set forth in the Collateral Trust Agreement.

“Investment” means, with respect to any Person, an investment by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Investment Grade” in respect of the Notes means a rating of: (a) Baa3 or better by Moody’s; (b) BBB- or better by Fitch; or (c) BBB- or better from S&P (or the equivalent of such rating by such rating organization or, if no rating of Moody’s, Fitch or S&P exists, the equivalent of such rating by any other Nationally Recognized Statistical Rating Organization selected by the Company as a replacement agency).

“Investment Grade Event” means (i) the senior, unsecured, long-term debt securities of the Company are rated Investment Grade by any two of the three Rating Agencies; (ii) the Notes are rated Investment Grade by any two of the three Rating Agencies after giving effect to the proposed release of all of the Collateral securing the Notes; and (iii) no Event of Default shall have occurred and be continuing with respect to the Notes.

“Issue Date” means June 11, 2019.

“Lien” means, with respect to any asset, any mortgage, pledge, security interest, hypothecation, collateral assignment, lien (statutory or other) or similar encumbrance (including any conditional sale or other title retention agreement or any lease or license in the nature thereof); provided that in no event shall an operating lease be deemed to be a Lien.

“Luminant” means Luminant Mining Company, LLC, a Texas limited liability company, a subsidiary of the Company.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act.

“Necessary Capital Expenditures” means capital expenditures that are required by Applicable Law (other than Environmental Laws) or undertaken for health and safety reasons or to prevent catastrophic failure of a unit. The term “Necessary Capital Expenditures” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Note Documents” means the Indenture, the Notes, the Subsidiary Guarantees, the Collateral Trust Agreement and the Note Security Documents.

“Note Security Documents” means the Collateral Trust Agreement, each joinder to the Collateral Trust Agreement and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements or other grants or transfers for security executed and delivered by the Company or any other Grantor creating (or purporting to create) a Priority Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Priority Lien Secured Parties and the Collateral Trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Notes” has the meaning assigned to it in the preamble to this Supplemental Indenture.

“Obligations” means any principal (including reimbursement obligations and obligations to provide cash collateral with respect to letters of credit, whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), penalties, fees, charges, expenses, indemnifications, reimbursements, damages, guarantees, other liabilities, amounts payable, or obligations under the documentation governing any Priority Lien Debt or other obligations in respect thereof (including, for avoidance of doubt, any First-Out Obligations).

“Offering Memorandum” means the Offering Memorandum, dated June 4, 2019, related to the issuance and sale of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Authorized Officer that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.03 of the Base Indenture. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Original Collateral Bond” means that certain Exit Collateral Bond and Indemnity Agreement for Surface Mining and Reclamation Permits (as amended, supplemented, amended and restated or otherwise modified from time to time), payable to the Railroad Commission of Texas, an administrative agency of the State of Texas responsible for, among other things, regulating surface coal mining and reclamation activities and operations in Texas, to, among other things, bond the obligations of Luminant under the Collateral Bond and pursuant to the Texas Surface Coal Mining and Reclamation Act, Texas Natural Resources Code, §134.001 et seq., regulations adopted thereunder, 16 TAC § 12.1 et seq., as amended (together with the Texas Surface Coal Mining and Reclamation Act, the “Texas Statutes”) and the permits referenced in the Collateral Bond (as such permits are amended, renewed, revised, or replaced from time to time, the “Permits”; and all such obligations, the “Reclamation Obligations”), which Reclamations Obligations will be secured on a super-priority first-out basis (subject to the application of proceeds set forth in the Collateral Trust Agreement) and constitute First-Out Obligations for purposes of the Collateral Trust Agreement.

“Par Call Date” means with respect to the 2024 Notes, June 15, 2024, and with respect to the 2029 Notes, April 15, 2029.

“Parent” means Vistra Energy Corp. (as successor by merger to Dynegy Inc.).

“Parent Subsidiary Guarantor” means any Subsidiary of Parent which guarantees the obligations of Parent under any Reference Indenture.

“Participant” means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

“Paying Agent” means the office or agency where Notes may be presented for payment. The term “Paying Agent” includes any additional paying agent.

“Permits” has the meaning set forth in the definition of “Original Collateral Bond.”

“Permitted Indenture Principal Property Liens” means, with respect to any Reference Indenture (and any series of Specified Indebtedness issued thereunder), at any date of determination, “Permitted Liens” (other than, in each case, any “Permitted Lien” based on an Indenture Principal Property Cap) or any functionally equivalent term (subject to any functionally equivalent exception) as defined in any Reference Indenture in effect on such date; provided, that, the term “Permitted Lien” (or its functional equivalent) as used in any such Reference Indenture and the liens constituting “Permitted Liens” (or its functional equivalent) therein shall not be narrowed or limited relative to the term “Permitted Lien” or the liens encompassed by the definition of “Permitted Lien” under any Reference Indenture as in effect on the Seventh Amendment Effective Date, unless such narrowing or limitation is immaterial to the Specified First Lien Debtholders’ collateral coverage and approved by each First Lien Representative.

“Permitted Liens” means:

1. Liens in favor of the Company or any Subsidiary Guarantor;

2. Liens created for the benefit of or to secure the Notes or the Subsidiary Guarantees;

3. Liens on property, assets or Capital Stock of a Person existing at the time such Person is merged with or into or consolidated with, or becomes a Subsidiary of, the Company or any Subsidiary of the Company; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any property or assets or Capital Stock other than property, assets or Capital Stock of the Person merged into or consolidated with, or that becomes a Subsidiary of, the Company or the Subsidiary;

4. Liens on property, assets or Capital Stock existing at the time of acquisition thereof by the Company or any of its Subsidiaries and purchase money or similar Liens; provided that such Liens were in existence (or were required to extend to such assets, including by way of an after-acquired property provision) prior to, and not incurred in contemplation of, or to finance, such acquisition, and such Liens do not extend to any property or assets other than such property or assets;

5. (a) Liens to secure any purchase money obligations or mortgage financings incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of design, construction, lease, installation or improvement of property (real or personal), plant or equipment or other assets, or the Capital Stock of any Person owning such property or assets, or to secure Indebtedness incurred to provide funds for the reimbursement or refinancing of funds expended for the foregoing purposes, provided that the Liens securing Indebtedness shall not extend to any property or assets other than that being so acquired, leased, developed, constructed, altered, repaired, improved, purchased, designed, leased or installed, or the Capital Stock of any Person owning such property or assets, and (b) any interest or title of a lessor under, or any Lien as a consequence of, any Capital Lease Obligation, finance lease obligation or operating lease obligation (including, for avoidance of doubt, any interest or title of a lessor in any property or assets);

6. Liens existing on, or provided for or required to be granted under written agreements on, the Issue Date (other than under the Credit Agreement);

7. Liens arising in relation to any securitization or other structured finance transaction where (a) the primary source of payment of any obligations of the issuer is linked or otherwise related to cash flow from particular property or assets (or where payment of such obligations is otherwise supported by such property or assets) and (b) recourse to the issuer in respect of such obligations is conditional on cash flow from such property or assets;

8. any extensions, substitutions, replacements or renewals of Liens permitted by the Indenture; provided that (a) such Indebtedness (including Indebtedness to renew, refund, refinance, replace, defease or discharge any Indebtedness that such Liens initially secured) is not increased (other than any increase for all accrued interest, premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith) and (b) if the assets securing any such Indebtedness are changed in connection with any such extension, substitution, replacement or renewal, the value of the assets securing such Indebtedness is not increased;

9. limited recourse Liens in respect of the ownership interests in, or assets owned by, any joint ventures which are not Subsidiaries securing obligations of such joint ventures, and Liens on Capital Stock of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

10. Liens to secure Indebtedness or other obligations incurred to finance Necessary Capital Expenditures that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Indebtedness;

11. Liens relating to current or future escrow arrangements securing Indebtedness of the Company or any Subsidiary Guarantor;

12. Liens to secure Environmental CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt; and

13. Liens securing indebtedness in respect of borrowed money of the Company and the Subsidiary Guarantors represented by notes, bonds, debentures or other similar evidences of indebtedness, in an aggregate principal amount not to exceed the greatest of (a) $12.5 billion, (b) 40% of Total Assets (determined at the time of incurrence of such Indebtedness and without giving effect to subsequent changes) and (c) such amount as would not cause the Consolidated Secured Net Leverage Ratio on the date of incurrence of such Indebtedness to exceed 4.0 to 1.0.

For purposes of determining compliance with Section 4.05 of this Supplemental Indenture, in the event that a Lien meets the criteria of more than one of the categories of Permitted Liens described above in clauses (1) through (13), the Company shall be permitted, in its sole discretion, (a) to classify such Lien on the date of incurrence and may later reclassify such Lien in any manner (based on the circumstances existing at the time of any such reclassification), (b) may divide and later redivide the amount of such Lien among more than one of such clauses and (c) will only be required to include such Lien in one of any such clauses.

“Permitted Post-Release Liens” means:

1. Liens in favor of the Company or any Subsidiary Guarantor;

2. Liens in effect as of, or provided for or required to be granted under written agreements on, the effective date of the Release Event (other than Permitted Liens incurred pursuant to clause (13) of the definition thereof);

3. Liens on property, assets or Capital Stock of a Person existing at the time such Person is merged with or into or consolidated with, or becomes a Subsidiary of, the Company or any Subsidiary of the Company; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any property or assets or Capital Stock other than property, assets or Capital Stock of the Person merged into or consolidated with, or that becomes a Subsidiary of, the Company or the Subsidiary;

4. Liens on property, assets or Capital Stock existing at the time of acquisition thereof by the Company or any of its Subsidiaries and purchase money or similar Liens; provided that such Liens were in existence (or were required to extend to such assets, including by way of an after-acquired property provision) prior to, and not incurred in contemplation of, or to finance, such acquisition, and such Liens do not extend to any property or assets other than such property or assets;

5. (a) Liens to secure any purchase money obligations or mortgage financings incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of design, construction, lease, installation or improvement of property (real or personal), plant or equipment or other assets, or the Capital Stock of any Person owning such property or assets, or to secure Indebtedness incurred to provide funds for the reimbursement or refinancing of funds expended for the foregoing purposes, provided that the Liens securing Indebtedness shall not extend to any property or assets other than that being so acquired, leased, developed, constructed, altered, repaired, improved, purchased, designed, leased or installed, or the Capital Stock of any Person owning such property or assets, and (b) any interest or title of a lessor under, or any Lien as a consequence of, any Capital Lease Obligation, finance lease obligation or operating lease obligation (including, for avoidance of doubt, any interest or title of a lessor in any property or assets);

6. Liens existing on, or provided for or required to be granted under written agreements on, the Issue Date (other than under the Credit Agreement);

7. Liens arising in relation to any securitization or other structured finance transaction where (a) the primary source of payment of any obligations of the issuer is linked or otherwise related to cash flow from particular property or assets (or where payment of such obligations is otherwise supported by such property or assets) and (b) recourse to the issuer in respect of such obligations is conditional on cash flow from such property or assets;

8. any extensions, substitutions, replacements or renewals of Liens permitted by the Indenture; provided that (a) such Indebtedness (including Indebtedness to renew, refund, refinance, replace, defease or discharge any Indebtedness that such Liens initially secured) is not increased (other than any increase for all accrued interest, premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith) and (b) if the assets securing any such Indebtedness are changed in connection with any such extension, substitution, replacement or renewal, the value of the assets securing such Indebtedness is not increased;

9. limited recourse Liens in respect of the ownership interests in, or assets owned by, any joint ventures which are not Subsidiaries securing obligations of such joint ventures, and Liens on Capital Stock of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

10. Liens to secure Indebtedness or other obligations incurred to finance Necessary Capital Expenditures that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Indebtedness;

11. Liens relating to current or future escrow arrangements securing Indebtedness of the Company or any Guarantor;

12. Liens to secure Environmental CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt; and

13. Liens securing indebtedness in respect of borrowed money of the Company and the Subsidiary Guarantors represented by notes, bonds, debentures or other similar evidences of indebtedness, in an aggregate principal amount such that Aggregate Secured Debt does not exceed at any one time outstanding the greater of (x) $3.25 billion and (y) 15% of Consolidated Net Tangible Assets.

For purposes of determining compliance with this definition of Permitted Post-Release Liens, in the event that a Lien meets the criteria of more than one of the categories of Permitted Post-Release Liens described above in clauses (1) through (13), the Company will be permitted, in its sole discretion, (a) to classify such Lien on the date of incurrence and may later reclassify such Lien in any manner (based on the circumstances existing at the time of any such reclassification), (b) may divide and later redivide the amount of such Lien among more than one of such clauses and (c) will only be required to include such Lien in one of any such clauses.

“Permitted Prior Liens” means (a) in the case of the First Lien Obligations, Liens permitted by the First Lien Documents to be incurred on a senior basis to the First Lien Obligations (other than the First-Out Obligations) and (b) in the case of the First-Out Obligations, any Prior Permitted Lien (as defined in the Collateral Bond).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing, research, warehousing or distribution owned by the Company or any of its Subsidiaries, in each case located within the United States, that has a book value on the date of which the determination is being made, without deduction of any depreciation reserves, exceeding 2% of Total Assets, other than any such facility (or portion thereof) that the Company reasonably determines is not material to the business of the Company and its Subsidiaries taken as a whole.

“Priority Lien” means a first priority Lien (subject in priority only to Permitted Prior Liens) granted in favor of the Collateral Trustee pursuant to a Note Security Document, at any time, upon any property of the Company or any other Grantor to secure Priority Lien Obligations.

“Priority Lien Debt” means, collectively, First-Out Obligations and First Lien Debt.

“Priority Lien Documents” means, collectively, the First Lien Documents and the First-Out Documents.

“Priority Lien Obligations” means Priority Lien Debt, Obligations to the Collateral Trustee and all other Obligations in respect of any of the foregoing, subject to the provisions of the Collateral Trust Agreement and the limitations set forth in Section 12.03 of the Base Indenture.

“Priority Lien Representative” means (a) in the case of any other First Lien Debt, the applicable First Lien Representative or (b) in the case of any Collateral Bond, the First-Out Representative.

“Priority Lien Secured Party” means each holder of Priority Lien Obligations (other than the Collateral Trustee) and each Priority Lien Representative.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1)(A) hereof to be placed on all Notes issued under this Supplemental Indenture except where otherwise permitted by the provisions of this Supplemental Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualifying Equity Interests” means Equity Interests of the Company other than Disqualified Stock.

“Rating Agencies” means (1) Moody’s, (2) Fitch, (3) S&P and (4) if any of Moody’s, Fitch or S&P shall not make a rating of the Notes of a Series available, a Nationally Recognized Statistical Rating Organization selected by the Company which shall be substituted for Moody’s, Fitch or S&P, as the case may be, with respect to such Series of Notes.

“Rating Date” means the earlier of (1) the consummation of a Change of Control, and (2) public announcement of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

“Rating Decline” means the decrease in the rating of a Series of Notes by two or more Rating Agencies by one or more gradations (including gradations within rating categories as well as between rating categories) from its rating on the Rating Date, or the withdrawal of a rating of the Notes by two or more Rating Agencies, in each case on, or within 60 days after, the Rating Date (which period shall be extended so long as the rating of the Notes is under publicly announced consideration by any of the Rating Agencies); provided that such Rating Agencies have confirmed that such decrease in or withdrawal of rating is a result of the Change of Control, and provided further, that no Rating Decline shall occur if, following such decrease in rating, (x) the Notes of such Series are rated Investment Grade by at least two Rating Agencies or (y) the ratings of the Notes of such Series by at least two Rating Agencies are equal to or better than their respective ratings on the Issue Date.

If no Rating Agency announces an action with regard to its rating of the Notes after the occurrence of a Change of Control, the Company shall request each Rating Agency to confirm its rating of the Notes before the end of such 60-day period.

“Reclamation Obligations” has the meaning set forth in the definition of “Original Collateral Bond.”

“Reference Indentures” means collectively, (i) the Indenture, dated as of October 27, 2014, between Vistra Energy (as successor in interest to Dynegy Finance II, Inc.) and Wilmington Trust, National Association, pursuant to which the 7.375% Senior Notes due 2022 were issued, as amended, supplemented, modified or restated; (ii) the Indenture, dated as of May 20, 2013, by and among Vistra Energy (as successor in interest to Dynegy Inc.), the Subsidiary Guarantors party thereto and Wilmington Trust, National Association, pursuant to which the 5.875% Senior Notes due 2023 were issued, as amended, supplemented, modified or restated; (iii) the Indenture, dated as of October 27, 2014, between Vistra Energy (as successor in interest to Dynegy Finance II, Inc.) and Wilmington Trust, National Association, pursuant to which the 7.625% Senior Notes due 2024 were issued, as amended, supplemented, modified or restated; (iv) the Indenture, dated as of October 11, 2016, by and among Vistra Energy (as successor in interest to Dynegy Inc.), the Subsidiary Guarantors party thereto and Wilmington Trust, National Association, pursuant to which the 8.000% Senior Notes due 2025 were issued, as amended, supplemented, modified or restated; and (v) the Indenture, dated as of August 21, 2017, by and among Vistra Energy (as successor in interest to Dynegy Inc.), the Subsidiary Guarantors party thereto and Wilmington Trust, National Association, pursuant to which the 8.125% Senior Notes due 2026 were issued, as amended, supplemented, modified or restated; provided that, no such indenture, supplement thereto or other debt document described above shall be a Reference Indenture or part thereof to the extent identified in writing to each First Lien Representative by the Company if the relevant Indebtedness permits all of the Specified Secured Obligations to be secured by Indenture Principal Property (or its functional equivalent) without regard to a “cap” and without “equally and ratably” securing the obligations under the applicable indenture, supplement or other debt documents.

“Registrar” means the office or agency where Notes may be presented for registration of transfer or for exchange. The term “Registrar” includes any co-registrar.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Permanent Global Note or Regulation S Temporary Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A-1 or A-2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A-1 or A-2 hereto bearing the Global Note Legend, the Private Placement Legend and Regulation S Temporary Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(f)(3) to be placed on all Regulation S Temporary Global Notes issued under this Supplemental Indenture.

“Release Event” means the occurrence of an event as a result of which all Collateral securing the Notes is permitted to be released in accordance with the terms of the Indenture and the Note Security Documents, it being understood that any action taken by the Company or its Affiliates to, solely at its option, provide Collateral to secure the Notes that is not required to be provided pursuant to the terms of the Indenture and the Note Security Documents, shall not be deemed to cause such Release Event to not have occurred; provided that, as to any Series of Notes, the Company will be permitted to elect that the occurrence of an Investment Grade Event will not constitute a Release Event for purposes of the Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Subsidiary” means “Restricted Subsidiary” as defined in the Credit Agreement as in effect on the Issue Date.

“Rule 144” means Rule 144 adopted by the SEC under the Securities Act.

“Rule 144A” means Rule 144A adopted by the SEC under the Securities Act.

“S&P” means S&P Ratings (a division of S&P Global, Inc.) or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“SEC” means the Securities and Exchange Commission.

“Securities” means all notes of the Company of any Series authenticated and delivered under the Base Indenture, including all Notes.

“Securities Act” means the Securities Act of 1933, as amended.

“Series” and “Series of Notes” have the meaning assigned to them in the preamble to this Supplemental Indenture.

“Series” and “Series of Securities” means each series of Securities created pursuant to Section 2.01 of the Base Indenture (for the avoidance of doubt, each of the Series of Notes constitute a Series of Securities).

“Series of First Lien Debt” means, severally, the Credit Agreement, the Notes and each other issue or series of First Lien Debt.

“Seventh Amendment Effective Date” means June 14, 2018.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Specified First Lien Debtholders” means the holders of First Lien Debt described in clauses (a), (b) and (c) of the definition thereof.

“Specified Indebtedness” shall mean, as of any date of determination, “indebtedness for borrowed money”, “evidences of indebtedness”, “Indebtedness of borrowed money” or “evidences of Indebtedness” or any functionally equivalent term as used or defined in any Reference Indenture in effect on such date issued, assumed, incurred or guaranteed by the Parent or any Parent Subsidiary Guarantor; provided that, the term “indebtedness for borrowed money”, “evidences of indebtedness”, “Indebtedness of borrowed money” or “evidences of Indebtedness” (or its functional equivalent) as used in any such Reference Indenture and the categories of indebtedness constituting “indebtedness for borrowed money”, “evidences of indebtedness”, “Indebtedness of borrowed money” or “evidences of Indebtedness” (or its functional equivalent) therein shall not be expanded relative to such term used or defined in any Reference Indenture as in effect on the Seventh Amendment Effective Date, unless such expansion is immaterial to the Holders’ collateral coverage and approved by each First Lien Representative. For the avoidance of doubt, “Specified Indebtedness” shall exclude any secured hedging agreements or hedging obligations arising thereunder as described in the Collateral Trust Agreement.

“Specified Secured Obligations” means, at any time, all Specified Indebtedness secured by Liens on Indenture Principal Properties at such time; provided that any Specified Indebtedness secured by any Permitted Indenture Principal Property Liens shall be excluded from such calculation.

“Specified Total Assets” means, with respect to any Reference Indenture (and any series of Specified Indebtedness issued thereunder), as of any date of determination, “Total Assets” or any functionally equivalent term as defined in any Reference Indenture in effect on such date; provided, that, the term “Total Assets” (or its functional equivalent) as used in any such Reference Indenture shall not be modified to the extent that the amount of “Total Assets” (or its functional equivalent) calculated thereunder would be less than the least of any amount as of such date that is calculated in accordance with the definition of “Total Assets” under any Reference Indenture as in effect on the Seventh Amendment Effective Date (unless such modification to the definition of “Total Assets” is approved by each First Lien Representative and the amount of such reduction is immaterial to the Specified First Lien Debtholders’ collateral coverage).

“Specified Transaction” means any incurrence or repayment of Indebtedness (other than for working capital purposes) or any Investment that results in a Person becoming a Subsidiary of the Company, any acquisition permitted under the Indenture, any Asset Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Company, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person, or any asset sale of a business unit, line of business or division of the Company or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means the guarantee by each Subsidiary Guarantor of the Company’s obligations under this Supplemental Indenture and the Notes, executed pursuant to the provisions of this Supplemental Indenture.

“Subsidiary Guarantor” means any of the Company’s current and future Eligible Subsidiaries that guarantees the Notes pursuant to the provisions of this Supplemental Indenture, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of this Supplemental Indenture; provided, for the avoidance of doubt, that Subsidiary Guarantor shall not include any Excluded Subsidiary unless the Company otherwise affirmatively elects to have such Excluded Subsidiary become a Subsidiary Guarantor.

“Test Period” means “Test Period” as defined in the Credit Agreement as in effect on the Issue Date.

“Texas Statutes” has the meaning set forth in the definition of “Original Collateral Bond.”

“TIA” means the Trust Indenture Act of 1939, as amended, (15 U.S.C. §§ 77aaa-77bbbb).

“Total Assets” means, as of any date of determination, the total consolidated assets of the Company and its Subsidiaries, determined in accordance with GAAP, as shown on the most recent publicly available balance sheet of the Company, and after giving pro forma effect to any acquisition or disposal of any property or assets consummated after the date of the applicable balance sheet and on or prior to the date of determination.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the applicable Par Call Date; provided, however, that if the period from the redemption date to the applicable Par Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means “Unrestricted Subsidiary” as defined in the Credit Agreement as in effect on the Issue Date.

“Vistra Energy” means Vistra Energy Corp.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly Owned Domestic Subsidiary” means, as to any Person, any Wholly Owned Subsidiary of such Person which is a Domestic Subsidiary.

“Wholly Owned Subsidiary” means, as to any Person, (i) any corporation 100% of whose Capital Stock is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person has a 100% Equity Interest at such time (other than, in the case of a Foreign Subsidiary of the Company with respect to the preceding clauses (i) and (ii), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Company and its Subsidiaries under Applicable Law).

Section 1.02 Other Definitions.

Term	Defined in Section
“Change of Control Offer”	Section 4.06(a)
“Change of Control Payment”	Section 4.06(a)
“Change of Control Payment Date”	Section 4.06(a)(2)
“Covenant Defeasance”	Section 8.03
“Event of Default”	Section 6.01
“Legal Defeasance”	Section 8.02
“Payment Default”	Section 6.01
“Successor Company”	Section 5.01(a)(1)(B)

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions;

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(8) references to sections of the Indenture refer to sections of this Supplemental Indenture.

Section 1.04 Relationship with Base Indenture.

The terms and provisions contained in the Base Indenture shall constitute and are hereby expressly made a part of this Supplemental Indenture, and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

The Trustee accepts the amendment of the Base Indenture effected by this Supplemental Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of the trust created by the Base Indenture, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Subsidiary Guarantors, or for or with respect to (1) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (2) the proper authorization hereof by the Company and the Subsidiary Guarantors, (3) the due execution hereof by the Company and the Subsidiary Guarantors or (4) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters; and for the avoidance of doubt, the terms, provisions and covenants of Articles 3, 4, 5, 6, 8, 9 and 10 of the Base Indenture are superseded in their entirety with respect to the Notes by this Supplemental Indenture.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes shall be issued in registered global form (except as otherwise permitted herein with respect to Definitive Notes) without interest coupons. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A-1 or A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall furnish any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Notes conflicts with the express provisions of the Base Indenture, the provisions of the Notes shall govern and be controlling, and, to the extent any provision of the Notes conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

(b) Global Notes.

(1) Notes issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 or A-2 attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The Trustee’s records shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(2) Notes sold within the United States of America to QIBs pursuant to Rule 144A under the Securities Act shall be issued initially in the form of one or more 144A Global Notes, which shall be deposited with the Custodian for DTC and registered in the name of Cede & Co., the nominee of DTC, duly executed by the Company and authenticated by the Trustee or the authenticating agent as provided herein. The aggregate principal amount of the 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.

(3) Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Temporary Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Registrar and Custodian for DTC and registered in the name of Cede & Co., the nominee of DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. In no event shall any Person hold an interest in a Regulation S Temporary Global Note other than directly or indirectly in or through accounts maintained at Euroclear or Clearstream as indirect participants in DTC. Prior to the termination of the Distribution Compliance Period, an interest in a Regulation S Temporary Global Note may not be transferred to or for the account or benefit of a “U.S. Person” (as defined in Rule 902(k) of Regulation S) (other than a “distributor” (as defined in Rule 902(d) of Regulation S)).

(4) Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note of the same Series pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note of a given Series, the Trustee shall, upon receipt of a Company Order, cancel the Regulation S Temporary Global Note of such Series. The aggregate principal amount of the Regulation S Temporary Global Notes and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.

(c) Book-Entry Provisions. Ownership of beneficial interests in the Global Notes shall be limited to persons that have accounts with DTC or persons that may hold interests through such participants, including through Euroclear and Clearstream. Ownership of beneficial interests in the Global Notes and transfers thereof shall be subject to restrictions on transfer and certification requirements as set forth herein. Participants and Indirect Participants shall have no rights under the Indenture or any Global Note with respect to any Global Note held on their behalf by the Depository or by the Trustee as custodian for the Depository, and the Depository shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) DTC, Euroclear and Clearstream Procedures Applicable. Transfers of beneficial interests in the Global Notes between participants in DTC, participants in Euroclear or participants in Clearstream shall be effected by DTC, Euroclear or Clearstream pursuant to customary procedures and subject to the applicable rules and procedures established by DTC, Euroclear or Clearstream and their respective participants.

Section 2.02 Execution and Authentication.

One Officer must sign the Notes for the Company by manual, facsimile or .pdf signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under the Indenture. A Note shall be dated the date of its authentication.

The Trustee shall, upon receipt of a Company Order, authenticate Notes for original issue under the Indenture, including any Additional Notes issued pursuant to Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in the Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

(a) The Company will maintain a Registrar and a Paying Agent. The Registrar will keep a register of the Holders and the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional Paying Agents and may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to the Indenture. The Company or any of the Company’s Subsidiaries may act as Paying Agent or Registrar.

(b) The Company initially appoints DTC to act as Depository with respect to the Global Notes.

(c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent (i) will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes and (ii) will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) will have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. The Company shall exchange Global Notes for Definitive Notes of the same Series if at any time:

(1) the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 90 days after the date of such notice from the Depository;

(2) the Company in its sole discretion determines that the Global Notes of a given Series (in whole but not in part) should be exchanged for Definitive Notes of the same Series and delivers an Officer’s Certificate to such effect to the Trustee; or

(3) upon the written request of a Holder if a Default or Event of Default shall have occurred and be continuing with respect to the Notes of such Series.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names and in any approved denominations as the Depository shall instruct the Trustee.

In no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

Upon the exchange of a Global Note for Definitive Notes, such Global Note shall, upon receipt of a Company Order, be cancelled by the Trustee. Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.06 shall be registered in such names and in such authorized denominations as the Depository, pursuant to written instructions from its Participants or its Applicable Procedures, shall instruct the Trustee in writing. The Trustee shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depository.

A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) and (d) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of the Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to or for the account or benefit of a “U.S. Person” (as defined in Rule 902(k) of Regulation S) (other than a “distributor” (as defined in Rule 902(d) of Regulation S)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note of the same Series in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note of the same Series in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note of a given Series prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Indenture and the Notes or otherwise applicable under the Securities Act, and upon receipt of an Officer’s Certificate in form reasonably satisfactory to the Trustee, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note of the same Series if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B-1 or Exhibit B-2 hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, as the case may be, then the transferor must deliver a certificate in the form of Exhibit B-1 or Exhibit B-2 hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note of the same Series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same Series if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A) the Registrar receives the following:

(i) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C-1 or Exhibit C-2 hereto, including the certifications in item (1)(a) thereof; or

(ii) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B-1 or Exhibit B-2 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (A) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. Transfers or exchanges of beneficial interests in Global Notes for Definitive Notes shall in each case be subject to the satisfaction of any applicable conditions set forth in Section 2.06(b)(2) hereof, and to the requirements set forth below in this Section 2.06(c).

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note of the same Series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note of the same Series, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C-1 or Exhibit C-2 hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, including the certifications in item (3)(b) thereof;

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act in compliance with the prospectus delivery requirements of the Securities Act, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, including the certifications in item (3)(c) thereof; or

(G) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, or Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, including the certifications in item (3)(d) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Regulation S Temporary Global Notes to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note of a given Series may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note of the same Series or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of the same Series only if:

(A) the Registrar receives the following:

(i) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C-1 or Exhibit C-2 hereto, including the certifications in item (1)(b) thereof; or

(ii) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B-1 or Exhibit B-2 hereto, including the certifications in item ((d)) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

The Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the Company Order a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Depository shall instruct, pursuant to written instruction from its Participants or its Applicable Procedures. The Trustee shall deliver such Definitive Notes to, or as directed by, the Persons in whose names such Definitive Notes are so registered.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note of the same Series or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note of the same Series, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C-1 or Exhibit C-2 hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, including the certifications in item (3)(b) thereof;

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act in compliance with the prospectus delivery requirements of the Securities Act, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, including the certifications in item (3)(c) thereof; or

(G) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, or Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, including the certifications in item (3)(d) thereof;

the Trustee, upon receipt of a Company Order, shall cancel the Restricted Definitive Note, and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(g) the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a 144A Global Note, and, in the case of clause (C) above, a Regulation S Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note of the same Series or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same Series only if:

(A) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C-1 or Exhibit C-2 hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B-1 or Exhibit B-2 hereto, including the certifications in item ((d)) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee, upon receipt of a Company Order, will cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note of the same Series or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same Series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

(4) Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(A) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note of the same Series if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B-1 or Exhibit B-2 hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 of Regulation S, then the transferor must deliver a certificate in the form of Exhibit B-1 or Exhibit B-2 hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B-1 or Exhibit B-2 hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note of the same Series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note of the same Series if:

(A) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C-1 or Exhibit C-2 hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B-1 or Exhibit B-2 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.06(e), the Trustee shall, upon receipt of a Company Order, cancel the prior Restricted Definitive Note and the Company will execute, and upon receipt of a Company Order in accordance with Section 2.02, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the Holder of such prior Restricted Definitive Note in written instructions delivered to the Registrar by such Holder.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of the same Series. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE UNDER RULE 144A UNDER THE SECURITIES ACT) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS AND SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE SELLER’S PROPERTY OR THE PROPERTY OF AN INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITH THE SELLER OR ACCOUNT’S CONTROL.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 AND SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE BASE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF VISTRA OPERATIONS COMPANY LLC. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Regulation S Temporary Global Note Legend. Each Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE SECURITIES ACT. NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, DELIVERED OR EXCHANGED FOR AN INTEREST IN A PERMANENT GLOBAL NOTE OR OTHER NOTE EXCEPT UPON DELIVERY OF THE CERTIFICATIONS SPECIFIED IN THE INDENTURE.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and a notation will be made on the records maintained by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and a notation will be made on the records maintained by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge shall be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06 and 9.04 hereof and Section 2.11 of the Base Indenture).

(3) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company shall be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All orders, certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9) Notwithstanding anything herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer or exchange complies with the registration provisions of or exemptions from the Securities Act or applicable state securities laws.

Section 2.07 Issuance of Additional Notes.

The Company shall be entitled, upon delivery of an Officer’s Certificate, Opinion of Counsel and Company Order, to issue Additional Notes (in an unlimited amount) under the Indenture which shall have identical terms as the Initial Notes of the same Series issued on the Issue Date, other than with respect to the date of issuance, issue price, initial interest accrual date and initial interest payment date, provided that if any Additional Notes are not fungible with such Notes for U.S. federal income tax purposes, such Additional Notes will have separate CUSIP or other identifying number. The Initial Notes of any Series issued on the Issue Date and any Additional Notes of such Series issued shall be treated as a single class for all purposes under the Indenture. Any Additional Notes of any Series will be secured by the Collateral, equally and ratably, with the Notes of such Series, subject to the terms and conditions of this Supplemental Indenture.

With respect to any Additional Notes of any Series, the Company shall set forth in a resolution of its Board of Directors and an Officer’s Certificate, a copy of each of which shall be delivered to the Trustee, or in one or more indentures supplemental hereto, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture; and

(b) the issue price, the issue date, initial interest accrual date, initial interest date and the CUSIP number of such Additional Notes.

Section 2.08 CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes of any Series pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1) the clause of the Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed;

(4) the redemption price; and

(5) the applicable CUSIP numbers, if any.

Section 3.02 Selection of Notes to Be Redeemed.

If less than all of the Series of Notes is to be redeemed at any time, the Trustee (or Registrar if other than the Trustee) shall select Notes of such Series for redemption on a pro rata basis to the extent practicable or by lot or such other similar method in accordance with the procedures of the Depository, unless otherwise required by law or applicable stock exchange requirements.

In the event of partial redemption by lot, the particular Notes of the Series to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption by the Trustee from the outstanding Notes of such Series not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in minimum amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; except that if all of the Notes of a Holder of any Series are to be redeemed, the entire outstanding amount of Notes of such Series held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of the Indenture that apply to a Series of Notes called for redemption also apply to portions of Notes called for redemption.

No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first-class mail or delivered electronically at least 10 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address, except that redemption notices may be mailed or delivered electronically more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount of that Note that is to be redeemed. In the case of certificated Notes, a new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption unless the Company defaults in making the applicable redemption payment.

Section 3.03 Notice of Redemption.

At least 10 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first-class mail or delivered electronically, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that, notwithstanding anything to the contrary in Section 3.07 below, redemption notices may be mailed or delivered electronically more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article 8 or Article 11 of this Supplemental Indenture.

The notice will identify the Notes of the Series to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note of such Series is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, in the case of certificated Notes, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes of such Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes of such Series called for redemption ceases to accrue on and after the redemption date;

(7) the applicable section of this Supplemental Indenture or the Notes pursuant to which the Notes of such Series called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(9) if such redemption is subject to the satisfaction of one of more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 10 days prior to the redemption date (or such shorter period as the Trustee in its sole discretion may allow), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Any redemption and notice thereof may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed or delivered electronically in accordance with Section 3.03 hereof, Notes of the Series called for redemption become, subject to any conditions precedent set forth in the notice of redemption, irrevocably due and payable on the redemption date at the redemption price.

Section 3.05 Deposit of Redemption Price.

One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, accrued interest to but excluding the redemption date, and premium, if any, on all Notes to be redeemed on that date. Promptly after the Company’s written request, the Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, accrued interest, and premium, if any, on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption.

If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) At any time prior to the Par Call Date for the applicable Series of Notes, the Company may on any one or more occasions redeem all or a part of the applicable Series of Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of such Series of Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(b) At any time on or after the applicable Par Call Date, the Company may on any one or more occasions redeem all or a part of either Series of Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of such Series of Notes redeemed plus accrued and unpaid interest, if any, to but excluding the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(c) Except pursuant to clauses (a) and (b) above, the Notes are not redeemable. The Company is not prohibited, however, from acquiring the Notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise, if such action does not otherwise violate the Indenture.

(d) If a redemption date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such redemption date if it were a Business Day for the intervening period.

(e) Notwithstanding the foregoing, in connection with any tender offer for the Notes of either Series, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes of such Series validly tender and do not validly withdraw such Notes in such tender offer and the Company, or any third party making such a tender offer in lieu of the Company, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ notice, given not more than 30 days following such tender offer expiration date, to redeem the Notes of such Series that remain outstanding, in whole but not in part, following such purchase at a price equal to the price paid to each other Holder (excluding any early tender, incentive or similar fee) in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, such redemption date. In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes of a Series have validly tendered and not validly withdrawn Notes in a tender offer or other offer to purchase, such calculation shall include all Notes of such Series owned by an Affiliate of the Company (notwithstanding any provision of the Indenture to the contrary).

(f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

Section 3.08 Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, the Company may be required to offer to purchase the Notes upon the occurrence of a Change of Control Trigger Event pursuant to Section 4.06. The Company and any Subsidiaries may at any time and from time to time purchase Notes in the open market or otherwise.

Section 3.09 Calculation of Redemption Price.

The Trustee shall have no obligation to calculate the redemption price of any Note.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes of each Series on the dates and in the manner provided in this Supplemental Indenture and the Notes of such Series. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02 Maintenance of Office or Agency.

(a) The Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof; provided, however, the Trustee shall not be deemed an agent of the Company for the service of legal process.

Section 4.03 Reports.

(a) Whether or not required by the SEC’s rules and regulations, so long as any Notes of a Series are outstanding, the Company shall furnish to the Trustee and Holders of such Series of Notes, within the time periods (including any extensions thereof) specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports of the Company that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2) all current reports of the Company that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company’s consolidated financial statements by the Company’s independent registered public accounting firm. In addition, the Company shall file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing). To the extent such filings are made with the SEC, the reports shall be deemed to have been furnished to the Trustee and Holders. To the extent such filings are not made with the SEC, the reports shall be deemed to have been furnished to the

Trustee and Holders if the Company (i) delivers such reports to the Trustee and (ii) posts copies of such reports on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access shall be given to Holders and prospective purchasers of the Notes, in each case at the Company’s expense and by the applicable date the Company would be required to file such information pursuant to the preceding paragraph.

(b) In addition, the Company agrees that, for so long as any Notes of a Series remain outstanding, at any time it is not required to file the reports required by the preceding paragraphs with the SEC, it will furnish to the Holders of such Series of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) Notwithstanding the foregoing, the foregoing obligations may be satisfied with respect to financial and other information of the Company by furnishing (including by filing with the SEC) (i) the applicable financial statements of Vistra Energy (or any other direct or indirect parent of the Company) or (ii) Vistra Energy’s (or any other direct or indirect parent of the Company, as applicable) Form 8-K, 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to Section 4.03(a), to the extent such information relates to Vistra Energy (or any other direct or indirect parent of the Company), such information is accompanied by consolidating or other information that explains in reasonable detail the differences between the information relating to Vistra Energy or such other parent, on the one hand, and the information relating to the Company on a standalone basis, on the other hand (provided, however, that the Company shall be under no obligation to deliver such consolidating or other explanatory information if the Total Assets and the Consolidated EBITDA of the Company and its consolidated Restricted Subsidiaries do not differ from the Total Assets and the Consolidated EBITDA, respectively, of Vistra Energy (or any other direct or indirect parent of the Company) and its consolidated Subsidiaries by more than 2.5%).

(d) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely on an Officer’s Certificate).

Section 4.04 Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in the Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of the Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on a Series of Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, promptly upon the Company becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Liens.

(a) The Company will not and will not permit any Subsidiary Guarantor to, create, incur, assume or suffer to exist or become effective any mortgage, pledge or other Lien (other than (1) prior to a Release Event, Permitted Liens and (2) following a Release Event, Permitted Post-Release Liens) upon any Principal Property to secure indebtedness for borrowed money represented by notes, bonds, debentures or other similar evidences of indebtedness, unless all payments due under the Indenture and the Notes issued thereunder are secured on an equal and ratable basis with the Obligations so secured prior to or simultaneously with the creation of such Lien until such time as such Obligations are no longer secured by a lien.

(b) Any Lien created for the benefit of the Holders pursuant to Section 4.05(a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release of the Lien that gave rise to the obligation to secure the Notes pursuant to Section 4.05(a).

Section 4.06 Offer to Repurchase Upon a Change of Control Trigger Event.

(a) Upon the occurrence of a Change of Control Trigger Event, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes pursuant to a change of control offer (the “Change of Control Offer”). In the Change of Control Offer, the Company will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes to but excluding the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Trigger Event, the Company shall mail (or deliver electronically) a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.06 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed or delivered electronically (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, email, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Trigger Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent shall promptly mail or deliver electronically to each Holder properly tendered the Change of Control Payment for the Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) Notwithstanding anything to the contrary in this Section 4.06, the Company shall not be required to make a Change of Control Offer upon a Change of Control Trigger Event if (1) a third party makes the Change of Control Offer with respect to the Notes of the applicable Series in the manner, at or prior to the times and otherwise in compliance with the requirements set forth in this Section 4.06 and purchases all such Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption with respect to Notes of such Series has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control Trigger Event, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control Trigger Event, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.

Section 4.07 Additional Subsidiary Guarantees.

(a) If any Eligible Subsidiary of the Company other than a Subsidiary Guarantor (i) guarantees any Indebtedness under the Credit Agreement or (ii) if the Company has no Indebtedness outstanding under the Credit Agreement, guarantees any Additional Indebtedness, then within 30 days thereof the Company shall cause such Eligible Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes on the same terms and conditions as those applicable to the Subsidiary Guarantors under the Indenture and will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered and constitutes a legally valid and enforceable obligation (subject to customary qualifications and exceptions). Thereafter, such Eligible Subsidiary will be a Subsidiary Guarantor with respect to the Notes until such Eligible Subsidiary’s Subsidiary Guarantee with respect to the Notes is released in accordance with the Indenture.

(b) The Company shall cause any such Eligible Subsidiary, substantially concurrently with the execution of a supplemental indenture pursuant to Section 4.07(a), to pledge all of its existing and future assets constituting Collateral to secure its guarantee, and the Company shall cause all of the Capital Stock in such Eligible Subsidiary owned by the Company or any Subsidiary Guarantor to be pledged to secure the Notes and the Subsidiary Guarantees and shall cause the Liens thereon to be valid and perfected, subject to the limitations and timing requirements set forth in this Supplemental Indenture, the Note Security Documents and the other Priority Lien Documents.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

(a) The Company may not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) either:

(A) the Company is the surviving corporation; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under the Indenture, the Notes and, if applicable, prior to a Release Event, the Note Security Documents, and in connection therewith shall cause instruments to be filed and recorded and take such other actions as may be required by Applicable Law to perfect or continue the perfection of the Lien created under the Note Security Documents on the Collateral owned by or transferred to such other Person, in each case, pursuant to documents in such form as are reasonably satisfactory to the Trustee and the Collateral Trustee; and

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) prior to a Release Event, to the extent any assets of the Person which is merged, consolidated or amalgamated with or into the Person formed by or surviving any such consolidation or merger are assets of the type which would constitute Collateral under the Note Security Documents, the Person formed by or surviving any such consolidation or merger will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Note Security Documents in the manner and to the extent required in the Indenture or any of the Note Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Note Security Documents.

(b) In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

(c) This Section 5.01 will not apply to:

(1) a merger, amalgamation or consolidation of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or forming a direct or indirect holding company of the Company; and

(2) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries, including by way of merger or consolidation.

Section 5.02 Successor Company Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the Successor Company shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of the Indenture referring to the “Company” shall refer instead to the Successor Company and not to the Company), and may exercise every right and power of the Company under the Indenture with the same effect as if the Successor Company had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, interest, premium (if any) on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default” with respect to the Notes of a Series:

(1) default for 30 days in the payment when due of interest on such Series of Notes;

(2) default in payment when due of the principal of, or premium, if any, on such Series of Notes;

(3) failure by the Company or a Subsidiary Guarantor to comply with any covenant in the Indenture (other than a default specified in clause (1) or (2) above) for 60 days after (or 120 days in the case of the covenant set forth in Section 4.03) written notice by the Trustee or Holders of at least 30% in principal amount of the applicable Series of Notes then outstanding;

(4) default under any document evidencing any indebtedness for borrowed money by the Company or any Subsidiary Guarantor, whether such indebtedness now exists or is created after the Issue Date, if that default:

(A) is caused by a failure to pay principal when due at final (and not any interim) maturity on or prior to the expiration of any grace period provided in such indebtedness (a “Payment Default”); or

(B) results in the acceleration of such indebtedness prior to its express maturity (without such acceleration having been rescinded, annulled or otherwise cured),

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), aggregates $300.0 million or more; provided that this clause (4) shall not apply to (i) secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness and (ii) any indebtedness that is required to be converted into Qualifying Equity Interests upon the occurrence of certain designated events so long as no payments in cash or otherwise are required to be made in accordance with such conversion;

(5) except as permitted by the Indenture, any Subsidiary Guarantee of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with its terms) to be in full force and effect or any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary, shall deny or disaffirm in writing its or their obligations under its or their Subsidiary Guarantees; and

(6) (a) a court of competent jurisdiction (i) enters an order or decree under any Bankruptcy Law that is for relief against the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian for all or substantially all of the property of the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary and, in each of clauses (i), (ii) or (iii), the order, appointment or decree remains unstayed and in effect for at least 60 consecutive days; or (b) the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; and

(7) other than by reason of the satisfaction in full of all Obligations under the Indenture and discharge of the Indenture with respect to such Series of Notes or the release of such Collateral with respect to such Series of Notes in accordance with the terms of the Indenture and the Note Security Documents:

(A) in the case of any security interest with respect to Collateral having a fair market value in excess of 5% of Total Assets, individually or in the aggregate, such security interest under the Note Security Documents shall, at any time, cease to be a valid and perfected security interest or shall be declared invalid or unenforceable by a court of competent jurisdiction and any such default continues for 30 days after notice of such default shall have been given to the Company by the Trustee or the Holders of at least 30% in principal amount of such Series of Notes, except to the extent that any such default (1) results from the failure of the Collateral Trustee to maintain possession of certificates, promissory notes or other instruments actually delivered to it representing securities pledged under the Note Security Documents or (2) to the extent relating to Collateral consisting of real property, is covered by a title insurance policy with respect to such real property and such insurer has not denied coverage; or

(B) the Company or any Subsidiary Guarantor that is a Significant Subsidiary (or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary) shall assert, in any pleading in any court of competent jurisdiction, that any security interest in respect of such Series of Notes under any Note Security Document is invalid or unenforceable.

Section 6.02 Acceleration.

In the case of an Event of Default pursuant to Section 6.01(6), principal of and accrued and unpaid interest on all the Notes of a given Series that are outstanding will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of such Series of Notes that are outstanding may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable immediately.

Section 6.03 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the applicable series of Notes that are then outstanding, by notice to the Trustee may, on behalf of the Holders, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest on or principal of, such Series of Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding of the applicable Series of Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.04 Control by Majority.

Subject to the terms of the Collateral Trust Agreement, Holders of a majority in principal amount of the applicable Series of Notes that are then outstanding may direct the Trustee in its exercise of any trust or power. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or the applicable Series of Notes or, subject to Section 7.01 and Section 7.02 of the Base Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders of such Series of Notes or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may withhold from Holders of the Series of Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

Section 6.05 Limitations on Suits.

In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Holders of a Series of Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in aggregate principal amount of such Series of Notes that are then outstanding have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity;

(5) Holders of a majority in aggregate principal amount of such Series of Notes that are then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period; and

(6) such Holders are not prohibited from taking such action pursuant to the terms of the Collateral Trust Agreement.

Section 6.06 Collection Suit by Trustee.

Subject to the Collateral Trust Agreement, if an Event of Default specified in Section 6.01(1) or Section 6.01(2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.07 Priorities.

Subject to the Collateral Trust Agreement, if the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.06 of the Base Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: subject to clause Second of Section 6.07 of the Base Indenture, to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.07.

Section 6.08 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian or other party making payment in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06 of the Base Indenture. No provision of the Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

ARTICLE 7

[RESERVED]

Section 7.01 [Reserved].

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option evidenced by a resolution of its Board of Directors set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or Section 8.03 hereof be applied to a Series of Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to a Series of Notes (including the Subsidiary Guarantees) on the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by such Series of Notes (including the Subsidiary Guarantees with respect to such Series of Notes), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections hereof referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under the applicable Note Documents (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of such Notes to receive payments in respect of the principal of, or interest or premium on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3) the rights, powers, trusts, duties, indemnities and immunities of the Trustee under the Indenture, and the Company’s and the Subsidiary Guarantors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under Sections 4.03, 4.04, 4.05, 4.06 and 4.07 hereof with respect to a Series of Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and such Series of Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of the Holders of such Series of Notes (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Series of Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to such Series of Notes and Subsidiary Guarantees with respect to such Series of Notes, the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other Note Document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of the Indenture and such Notes and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Sections 8.04, 6.01(3), 6.01(4) and 6.01(5) hereof shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

(a) In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a Series of Notes under either Section 8.02 or Section 8.03 hereof:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such Series of Notes, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on, such Notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of such Series of Notes that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of such Series of Notes that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default with respect to such Series of Notes has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable, shall be paid to the Company on its written request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Subsidiary Guarantors’ obligations under the applicable Note Documents will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Article 9 of the Base Indenture and Section 9.02 hereof, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement any Note Document without the consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or a Subsidiary Guarantor’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Subsidiary Guarantor’s assets pursuant to Article 5 of this Supplemental Indenture (if applicable);

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(6) to conform the text of the Indenture, the Subsidiary Guarantees or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum, to the extent that such provision in the “Description of the Notes” was intended to be a verbatim or substantially verbatim recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantees, as evidenced by an Officer’s Certificate;

(7) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof;

(8) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;

(9) to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes;

(10) to make, complete or confirm any grant of Collateral permitted or required by any of the Note Documents;

(11) to release, discharge, terminate or subordinate Liens on Collateral in accordance with the Note Documents; and to confirm and evidence any such release, discharge, termination or subordination; or

(12) as provided in Section 12.03(c) and Section 12.03(e) of the Base Indenture and in the Collateral Trust Agreement.

Upon the request of the Company, accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 11.02 of the Base Indenture and Section 9.05 hereof the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture or any other amendment of or supplement to any Note Document authorized or permitted by the terms of this Supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to (but may, in its sole discretion) enter into such amended or supplemental indenture or any other amendment of or supplement to any Note Document that affects its own rights, duties or immunities under this Supplemental Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

(a) Except as provided below in this Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Note Documents (for the avoidance of doubt, other than the Base Indenture, but including, without limitation, Section 4.06 hereof) with the consent of the Holders of at least a majority in principal aggregate amount of the applicable Series of Notes then outstanding (including, without limitation, consents obtained in connection with a purchase, or tender offer or exchange offer for, the Notes), and, subject to Section 6.03 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on such Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Note Documents may be waived with the consent of the Holders of a majority in principal aggregate amount of the applicable Series of Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes). Section 2.08 of the Base Indenture shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

(b) Upon the request of the Company accompanied by a resolution of its Board of Directors and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of the applicable Series of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 11.02 of the Base Indenture and Section 9.05 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture or any amendment of or supplement to any Note Document authorized or permitted by the terms of this Supplemental Indenture unless such amended or supplemental indenture or any amendment of or supplement to any Note Document directly affects the Trustee’s own rights, duties or immunities under this Supplemental Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture or any amendment of or supplement to any Note Document.

(c) It is not necessary for the consent of the Holders of the applicable Series of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail or deliver electronically to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail or deliver electronically such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Section 6.03 hereof and Section 9.02 of the Base Indenture, the Holders of a majority in aggregate principal amount of the applicable Series of Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of the Note Documents as to such Series of Notes. However, without the consent of each Holder of the applicable Series of Notes affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any such Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes of such Series whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any such Note or alter the provisions with respect to the redemption of such Notes (other than provisions relating to the covenant described in Section 4.06 and provisions relating to the number of days of notice to be given in the event of a redemption);

(3) reduce the rate of or change the time for payment of interest on any such Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium on such Series of Notes (except a rescission of acceleration of such Notes by the Holders of a majority in aggregate principal amount of such Series of Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in currency other than that stated in the Notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of such Holders to receive payments of principal of, or interest or premium on such Series of Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by the covenant described in Section 4.06 hereof); or

(8) make any change to Section 9.01 hereof and this Section 9.02, as to the Notes of such Series.

(e) Without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the applicable Series of Notes then outstanding, no amendment or waiver may (A) make any change in any Note Security Documents or the provisions in the Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Obligations in respect of such Series of Notes or (B) change or alter the priority of the Liens securing the Obligations in respect of such Series of Notes in any material portion of the Collateral in any way adverse to the Holders of such Notes in any material respect, other than, in each case, as provided under the terms of the Note Security Documents.

(f) Other than as expressly provided in this Section 9.02, the Base Indenture may only be amended, supplemented or otherwise modified as and to the extent provided in the Base Indenture.

Section 9.03 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture or other amendment of or supplement to any Note Document authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture or other amendment of or supplement to any Note Document until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture or other amendment of or supplement to any Note Document, the Trustee will be entitled to receive and (subject to Section 7.01 of the Base Indenture) will be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or other amendment of or supplement to any Note Document is authorized or permitted by the Indenture and the Note Documents.

ARTICLE 10

SUBSIDIARY GUARANTEES

Section 10.01 Guarantee.

(a) Subject to this Article 10, each of the Subsidiary Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. The obligations of each Subsidiary Guarantor in respect of its guarantee are secured by the Collateral on a senior secured basis as provided in the Note Security Documents.

(b) The Subsidiary Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d) Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors will have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 10.02 Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

(a) Except as otherwise provided in Section 10.04 hereof, no Subsidiary Guarantor may sell or otherwise dispose, in one or a series of related transactions, of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than the Company or another Subsidiary Guarantor, unless immediately after giving effect to that transaction, no Default or Event of Default exists.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued on the Issue Date.

Except as set forth in Article 4 and Article 5 hereof, nothing contained in the Indenture or in any of the Notes will prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or will prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 10.04 Releases.

(a) The Subsidiary Guarantee of a Subsidiary Guarantor will be released automatically:

(1) upon the release, discharge or termination of such Subsidiary Guarantor’s guarantee of all obligations of the Company under the Credit Agreement;

(2) if such Subsidiary Guarantor has become a guarantor of any Additional Indebtedness, upon the release, discharge or termination of such Subsidiary Guarantor’s guarantee of all obligations of the Company under such Additional Indebtedness; or

(3) upon defeasance or satisfaction and discharge of the Notes as provided in Article 8 and Article 11 hereof.

(b) Upon delivery by the Company to the Trustee of an Officer’s Certificate to the effect that the action or event giving rise to a release has occurred as specified above, the Trustee shall, upon receipt by it of the documents described in Section 11.02 of the Base Indenture, execute any documents reasonably requested by the Company or the Trustee in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

(c) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 10.04 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Subsidiary Guarantor under the Indenture as provided in this Article 10.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

The Indenture will be discharged and will cease to be of further effect as to all Notes of a Series issued hereunder, when:

(1) either:

(A) all such Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B) all such Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the distribution of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

(3) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it with respect to such Series of Notes under this Supplemental Indenture; and

(4) the Company has delivered irrevocable written instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes of such Series at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Supplemental Indenture as to a Series of Notes issued hereunder, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge any provisions related to any other Series of Notes or those provisions of Section 7.06 of the Base Indenture, that, by their terms, survive the satisfaction and discharge of the Indenture as to a Series of Notes issued hereunder.

Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Subsidiary Guarantor’s obligations under this Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Notices.

Any notice or communication by the Company or the Trustee to the other parties hereto is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), email, facsimile transmission or overnight air courier guaranteeing next-day delivery, to the others’ address:

If to the Company:

Vistra Energy Corp.

6555 Sierra Drive

Irving, Texas 75039

Facsimile Number: (972) 556-6119

Attention: Legal Department

With a copy to:

Sidley Austin LLP

2021 McKinney Avenue, Suite 2000

Dallas, Texas 75201

Email: bhowell@sidley.com

Facsimile Number: (214) 981-3400

Attention: William D. Howell

If to the Trustee:

Wilmington Trust, National Association

15950 N. Dallas Parkway, Suite 550

Dallas, Texas 75248

Facsimile Number: (888)-316-6238

Attention: Vistra Operations Company LLC Account Manager

The Company, any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when sent, without automatic reply that such was unsuccessful, if emailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be delivered electronically or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery or emailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered or mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company delivers a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.02 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Agents may make reasonable rules and set reasonable requirements for its functions.

Section 12.03 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.04 Governing Law.

(a) THIS SUPPLEMENTAL INDENTURE, THE NOTES, AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) Each party hereto irrevocably and unconditionally submits to the jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to the Indenture, the Notes or the Subsidiary Guarantees, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in the Indenture shall affect any right that any party hereto otherwise have to bring any action or proceeding relating to the Indenture against any party hereto or its properties in the courts of any jurisdiction.

(c) Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Indenture in any court referred to in Section 12.04(b) hereto. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.01 hereof, such service to be effective upon receipt. Nothing in the Indenture will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 12.05 Waiver of Immunity.

To the extent that any of the Company or the Subsidiary Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by Applicable Law, such immunity in respect of its obligations under the Indenture, Note and/or Subsidiary Guarantees.

Section 12.06 Waiver of Jury Trials.

ALL PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.07 No Adverse Interpretation of Other Agreements.

The Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret the Indenture.

Section 12.08 Successors.

All agreements of the Company in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successors. All agreements of each Subsidiary Guarantor in this Supplemental Indenture will bind its successors.

Section 12.09 USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Section 12.10 Severability.

In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.11 Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.12 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

ARTICLE 13

COLLATERAL AND SECURITY

Section 13.01 Application of Collateral and Security Provisions.

Each of the Company and each Subsidiary Guarantor acknowledges and agrees that the provisions of Article 12 of the Base Indenture apply to each Series of Notes created under this Supplemental Indenture, and each of the Trustee and the Holders (by their acceptance of the Notes) acknowledges and agrees that the provisions of Article 12 of the Base Indenture, including the limitations and provisions relating to the Indenture Principal Property Cap and Specified Secured Obligations, apply to each Series of Notes created under this Supplemental Indenture.

[Signatures on following pages]

Dated: June 11, 2019

Vistra Operations Company LLC,
as Issuer

By:	/s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

ANP Bellingham Energy Company, LLC
ANP Blackstone Energy Company, LLC
Big Brown Power Company LLC
Calumet Energy Team, LLC
Casco Bay Energy Company, LLC
Coffeen and Western Railroad Company
Coleto Creek Power, LLC
Comanche Peak Power Company LLC
Dallas Power & Light Company, Inc.
Dynegy Administrative Services Company
Dynegy Associates Northeast LP, Inc.
Dynegy Coal Generation, LLC
Dynegy Coal Holdco, LLC
Dynegy Coal Trading & Transportation, L.L.C.
Dynegy Commercial Asset Management, LLC
Dynegy Conesville, LLC
Dynegy Dicks Creek, LLC
Dynegy Energy Services (East), LLC
Dynegy Energy Services, LLC
Dynegy Fayette II, LLC
Dynegy Gas Imports, LLC
Dynegy Hanging Rock II, LLC
Dynegy Kendall Energy, LLC
Dynegy Killen, LLC
Dynegy Marketing and Trade, LLC
Dynegy Miami Fort, LLC
Dynegy Midwest Generation, LLC
Dynegy Morro Bay, LLC
Dynegy Moss Landing, LLC
Dynegy Northeast Generation GP, Inc.
Dynegy Oakland, LLC
Dynegy Operating Company
Dynegy Power Generation, Inc.
Dynegy Power Marketing, LLC
Dynegy Power, LLC
Dynegy Resource II, LLC
Dynegy Resources Generating Holdco, LLC

[Signature Page to the Vistra Operations Company LLC Supplemental Indenture]

Dynegy South Bay, LLC
Dynegy Stuart, LLC
Dynegy Washington II, LLC
Dynegy Zimmer, LLC
Ennis Power Company, LLC
EquiPower Resources Corp.
Forney Pipeline, LLC
Generation SVC Company
Havana Dock Enterprises, LLC
Hays Energy, LLC
Hopewell Power Generation, LLC
Illinois Power Generating Company
Illinois Power Marketing Company
Illinois Power Resources Generating, LLC
Illinois Power Resources, LLC
Illinova Corporation
IPH, LLC
Kincaid Generation, L.L.C.
La Frontera Holdings, LLC
Lake Road Generating Company, LLC
Liberty Electric Power, LLC
Lone Star Energy Company, Inc.
Lone Star Pipeline Company, Inc.
Luminant Energy Company LLC
Luminant Energy Trading California Company
Luminant ET Services Company LLC
Luminant Generation Company LLC
Luminant Mining Company LLC
Masspower, LLC
Midlothian Energy, LLC
Milford Power Company, LLC
NCA Resources Development Company LLC
NEPCO Services Company
Northeastern Power Company
Oak Grove Management Company LLC
Ontelaunee Power Operating Company, LLC
Pleasants Energy, LLC
Richland-Stryker Generation LLC
Sandow Power Company LLC
Sithe Energies, Inc.
Sithe/Independence LLC
Southwestern Electric Service Company, Inc.
Texas Electric Service Company, Inc.
Texas Energy Industries Company, Inc.
Texas Power & Light Company, Inc.
Texas Utilities Company, Inc.

[Signature Page to the Vistra Operations Company LLC Supplemental Indenture]

Texas Utilities Electric Company, Inc.
T-Fuels, LLC
TXU Electric Company, Inc.
TXU Energy Retail Company LLC
TXU Retail Services Company
Upton County Solar 2, LLC
Value Based Brands LLC
Vistra Asset Company LLC
Vistra Corporate Services Company
Vistra EP Properties Company
Vistra Finance Corp.
Vistra Preferred Inc.
Wharton County Generation, LLC
Wise County Power Company, LLC
Wise-Fuels Pipeline, Inc., as Guarantors

By:	/s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to the Vistra Operations Company LLC Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Shawn Goffinet
Name:	Shawn Goffinet
Title:	Assistant Vice President

[Signature Page to the Vistra Operations Company LLC Supplemental Indenture]

EXHIBIT A-1

EXHIBIT A-1

[Face of Note]

                                     3.55% Senior Secured Notes due 2024                 CUSIP1/ISIN2:[         ]

No. [        ]

Vistra Operations Company LLC

promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of [                ].

Dollars ($[                ]) on July 15, 2024

Interest Payment Dates: January 15 and July 15

Record Dates: January 1 and July 1

Dated:             , 20[        ]

[1]	CUSIPs: 92840V AD4 (Rule 144A) and U9226V AC1 (Regulation S)
[2]	ISINs: US92840VAD47 (Rule 144A) and USU9226VAC10 (Regulation S)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly signed below.

VISTRA OPERATIONS COMPANY LLC,

By:
Name:
Title:

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee certifies that this is one of the Notes described in the within-named Indenture.

By:
Name:
Title:

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[Back of Note]

3.55% Senior Secured Notes due 2024

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated.

1. Interest. Vistra Operations Company LLC, a Delaware limited liability company (the “Company”), promises to pay interest on the principal amount of this Note at 3.55% per annum from June 11, 2019 until maturity. The Company shall pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (and without any additional interest or other payment in respect of any delay) (each, an “Interest Payment Date”), with the same force and effect as if made on such date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be January 15, 2020. Interest will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period.

2. Method of Payment. The Company shall pay interest on the Notes to the Persons who are registered Holders of Notes on the January 1 and July 1 (whether or not a Business Day) immediately preceding the Interest Payment Date, except that interest payable at maturity will be paid to the person to whom principal is paid. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest and may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and the Registrar. The Company may change any Paying Agent or the Registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

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4. Indenture. The Company issued the Notes as one of a duly authenticated series of securities of the Company issued and to be issued in one or more series under an Indenture dated as of June 11, 2019 (the “Base Indenture”), between the Company and the Trustee, as amended by the Supplemental Indenture dated as of June 11, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Base Indenture, the provisions of this Note shall govern and be controlling, and to the extent any provision of this Note conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling. The Company shall be entitled to issue Additional Notes pursuant to Section 2.07 of the Supplemental Indenture.

5. Optional Redemption.

(a) At any time prior to the June 15, 2024, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(b) At any time on or after the June 15, 2024, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus accrued and unpaid interest, if any, to but excluding the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(c) Except pursuant to clauses (a) and (b) above, the Notes are not redeemable. The Company and its subsidiaries are not prohibited, however, from acquiring the Notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise.

(d) If a redemption date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such redemption date if it were a Business Day for the intervening period.

(e) Notwithstanding the foregoing, in connection with any tender offer for the Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in such tender offer and the Company, or any third party making such a tender offer in lieu of the Company, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ notice, given not more than 30 days following such tender offer expiration date, to redeem the Notes that remain outstanding, in whole but not in part, following such purchase at a price equal to the price paid to each other Holder (excluding any early tender, incentive or similar fee) in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, such redemption date. In determining whether

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the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes have validly tendered and not validly withdrawn Notes in a tender offer or other offer to purchase, the denominator in such calculation shall include all Notes owned by an Affiliate of the Company (notwithstanding any provision of the Indenture to the contrary).

6. Offer to Repurchase Upon a Change of Control Trigger Event. Upon the occurrence of a Change of Control Trigger Event, each Holder shall have the right to require the Company to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes, if any, to but excluding the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date specified in the notice (the “Change of Control Payment”). Within 30 days following any Change of Control Trigger Event, the Company shall mail (or deliver electronically) a notice to each Holder describing the transaction or transactions that constitute the Change of Control as required by the Indenture.

7. Notice of Redemption. Notice of redemption will be furnished at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. A Holder may transfer or exchange Notes in accordance with the provisions of the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. There will be no service charge for any transfer or exchange of the Notes, but Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder will be treated as the owner of the Note for all purposes.

9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

10. Amendment, Supplement and Waiver. The Base Indenture may be amended as provided therein. The Note Documents (for the avoidance of doubt, other than the Base Indenture) may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the then outstanding Notes, no

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amendment or waiver may (i) make any change in any Note Security Documents or the provisions in the Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Obligations in respect of the Notes or (ii) change or alter the priority of the Liens securing the Obligations in respect of the Notes in any material portion of the Collateral in any way adverse to the Holders of the Notes in any material respect, other than, in each case, as provided under the terms of the Note Security Documents. Without the consent of any Holder of a Note, the Note Documents may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Company’s or a Subsidiary Guarantor’s obligations to Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Subsidiary Guarantor’s assets pursuant to Article 5 of the Supplemental Indenture, (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture, (v) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, (vi) to conform the text of the Indenture, the Notes, or the Subsidiary Guarantees to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that such provision in the “Description of the Notes” was intended to be a verbatim or substantially verbatim recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantees as evidenced by an Officer’s Certificate of the Company, (vii) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof, (viii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, (ix) to allow any Subsidiary Guarantor to execute a supplemental indenture and/or Subsidiary Guarantee with respect to the Notes, (x) to make, complete or confirm any grant of Collateral permitted or required by any of the Note Documents, (xi) to release, discharge, terminate or subordinate Liens on Collateral in accordance with the Note Documents; and to confirm and evidence any such release, discharge, termination or subordination or (xii) with respect to the Note Documents, as provided in the Collateral Trust Agreement.

11. Defaults and Remedies. Events of Default include: (1) default for 30 days in the payment when due of interest on the Notes; (2) default in payment when due of the principal of, or premium, if any, on the Notes; (3) failure by the Company or a Subsidiary Guarantor to comply with any covenant in the Indenture (other than a default specified in clause (1) or (2) above) for 60 days (or 120 days in the case of the covenant set forth in Section 4.03 of the Indenture) after written notice by the Trustee or Holders of at least 30% in principal amount of the Notes then outstanding; (4) default under any document evidencing any indebtedness for borrowed money by the Company or any Subsidiary Guarantor, whether such indebtedness now exists or is created after the Issue Date, if that default: (A) is caused by a failure to pay principal when due at final (and not any interim) maturity on or prior to the expiration of any grace period provided in such indebtedness (a “Payment Default”); or (B) results in the acceleration of such indebtedness prior to its express maturity (without such acceleration having been rescinded, annulled or otherwise cured), and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), aggregates $300.0 million or more; provided that this clause (4) shall not apply to (i) secured indebtedness that becomes due as a

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result of the voluntary sale or transfer of the property or assets securing such indebtedness and (ii) any indebtedness that is required to be converted into Qualifying Equity Interests upon the occurrence of certain designated events so long as no payments in cash or otherwise are required to be made in accordance with such conversion); (5) except as permitted by the Indenture, any Subsidiary Guarantee of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with its terms) to be in full force and effect or any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary, shall deny or disaffirm in writing its or their obligations under its or their Subsidiary Guarantees; (6)(a) a court of competent jurisdiction (i) enters an order or decree under any Bankruptcy Law that is for relief against the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian for all or substantially all of the property of the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary and, in each of clauses (i), (ii) or (iii), the order, appointment or decree remains unstayed and in effect for at least 60 consecutive days; or (b) the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; and (7) other than by reason of the satisfaction in full of all Obligations under the Indenture and discharge of the Indenture with respect to the Notes or the release of such Collateral with respect to the Notes in accordance with the terms of the Indenture and the Note Security Documents: (A) in the case of any security interest with respect to Collateral having a fair market value in excess of 5% of Total Assets, individually or in the aggregate, such security interest under the Note Security Documents shall, at any time, cease to be a valid and perfected security interest or shall be declared invalid or unenforceable and any such default continues for 30 days after notice of such default shall have been given to the Company by the Trustee or the Holders of at least 30% in principal amount of the Notes, except to the extent that any such default (1) results from the failure of the Collateral Trustee to maintain possession of certificates, promissory notes or other instruments actually delivered to it representing securities pledged under the Note Security Documents or (2) to the extent relating to Collateral consisting of real property, is covered by a title insurance policy with respect to such real property and such insurer has not denied coverage; or (B) the Company or any Subsidiary Guarantor that is a Significant Subsidiary (or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary) shall assert, in any pleading in any court of competent jurisdiction, that any security interest under any Note Security Document is invalid or unenforceable.

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12. Security and Collateral. The Notes will be entitled to the benefits of certain Collateral pledged for the benefit of the Holders pursuant to the terms of the Note Documents. Reference is hereby made to the Note Documents for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Company, the Subsidiary Guarantors, the Collateral Trustee, the Trustee and the Holders. The Company agrees, and each Holder by accepting a Note agrees, to the provisions contained in the Note Documents.

13. Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Subsidiary Guarantor or any Affiliate of the Company or any Subsidiary Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 of the Base Indenture.

14. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

15. Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. CUSIP Numbers/ISINs. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers/ISINs to be printed on the Notes and the Trustee may use CUSIP numbers/ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. NEW YORK LAW TO GOVERN. THE INDENTURE, THIS NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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The Company shall furnish to any Holder upon written request and without charge a copy of the Base Indenture and/or the Supplemental Indenture. Requests may be made to:

Vistra Operations Company LLC

6555 Sierra Drive

Irving, Texas 75039

Attention: Legal Department

Facsimile: (972) 556-6119

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Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

                                                         (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase Pursuant to Section 4.06

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.06 of the Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

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EXHIBIT A-2

EXHIBIT A-2

[Face of Note]

	4.30% Senior Secured Notes due 2029	CUSIP3/ISIN[4]:[ ]

No. [ ]

Vistra Operations Company LLC

promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of [                ].

Dollars ($[                ]) on July 15, 2029

Interest Payment Dates: January 15 and July 15

Record Dates: January 1 and July 1

Dated:             , 20[    ]

[3]	CUSIPs: 92840V AE2 (Rule 144A) and U9226V AD9 (Regulation S)
[4]	ISINs: US92840VAE20 (Rule 144A) and USU9226VAD92 (Regulation S)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly signed below.

VISTRA OPERATIONS COMPANY LLC,

By:
Name:
Title:

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee certifies that this is one of the Notes described in the within-named Indenture.

By:
Name:
Title:

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[Back of Note]

4.30% Senior Secured Notes due 2029

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated.

1. Interest. Vistra Operations Company LLC, a Delaware limited liability company (the “Company”), promises to pay interest on the principal amount of this Note at 4.30% per annum from June 11, 2019 until maturity. The Company shall pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (and without any additional interest or other payment in respect of any delay) (each, an “Interest Payment Date”), with the same force and effect as if made on such date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be January 15, 2020. Interest will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period.

2. Method of Payment. The Company shall pay interest on the Notes to the Persons who are registered Holders of Notes on the January 1 and July 1 (whether or not a Business Day) immediately preceding the Interest Payment Date, except that interest payable at maturity will be paid to the person to whom principal is paid. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest and may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and the Registrar. The Company may change any Paying Agent or the Registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

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4. Indenture. The Company issued the Notes as one of a duly authenticated series of securities of the Company issued and to be issued in one or more series under an Indenture dated as of June 11, 2019 (the “Base Indenture”), between the Company and the Trustee, as amended by the Supplemental Indenture dated as of June 11, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Base Indenture, the provisions of this Note shall govern and be controlling, and to the extent any provision of this Note conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling. The Company shall be entitled to issue Additional Notes pursuant to Section 2.07 of the Supplemental Indenture.

5. Optional Redemption.

(a) At any time prior to the April 15, 2029, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(b) At any time on or after the April 15, 2029, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus accrued and unpaid interest, if any, to but excluding the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(c) Except pursuant to clauses (a) and (b) above, the Notes are not redeemable. The Company and its subsidiaries are not prohibited, however, from acquiring the Notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise.

(d) If a redemption date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such redemption date if it were a Business Day for the intervening period.

(e) Notwithstanding the foregoing, in connection with any tender offer for the Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in such tender offer and the Company, or any third party making such a tender offer in lieu of the Company, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ notice, given not more than 30 days following such tender offer expiration date, to redeem the Notes that remain outstanding, in whole but not in part, following such purchase at a price equal to the price paid to each other Holder (excluding any early tender, incentive or similar fee) in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, such redemption date. In determining whether

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the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes have validly tendered and not validly withdrawn Notes in a tender offer or other offer to purchase, the denominator in such calculation shall include all Notes owned by an Affiliate of the Company (notwithstanding any provision of the Indenture to the contrary).

6. Offer to Repurchase Upon a Change of Control Trigger Event. Upon the occurrence of a Change of Control Trigger Event, each Holder shall have the right to require the Company to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes, if any, to but excluding the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date specified in the notice (the “Change of Control Payment”). Within 30 days following any Change of Control Trigger Event, the Company shall mail (or deliver electronically) a notice to each Holder describing the transaction or transactions that constitute the Change of Control as required by the Indenture.

7. Notice of Redemption. Notice of redemption will be furnished at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. A Holder may transfer or exchange Notes in accordance with the provisions of the Supplemental Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. There will be no service charge for any transfer or exchange of the Notes, but Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder will be treated as the owner of the Note for all purposes.

9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

10. Amendment, Supplement and Waiver. The Base Indenture may be amended as provided therein. The Note Documents (for the avoidance of doubt, other than the Base Indenture) may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the then outstanding Notes, no

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amendment or waiver may (i) make any change in any Note Security Documents or the provisions in the Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Obligations in respect of the Notes or (ii) change or alter the priority of the Liens securing the Obligations in respect of the Notes in any material portion of the Collateral in any way adverse to the Holders of the Notes in any material respect, other than, in each case, as provided under the terms of the Note Security Documents. Without the consent of any Holder of a Note, the Note Documents may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Company’s or a Subsidiary Guarantor’s obligations to Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Subsidiary Guarantor’s assets pursuant to Article 5 of the Supplemental Indenture, (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture, (v) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, (vi) to conform the text of the Indenture, the Notes, or the Subsidiary Guarantees to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that such provision in the “Description of the Notes” was intended to be a verbatim or substantially verbatim recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantees as evidenced by an Officer’s Certificate of the Company, (vii) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof, (viii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, (ix) to allow any Subsidiary Guarantor to execute a supplemental indenture and/or Subsidiary Guarantee with respect to the Notes, (x) to make, complete or confirm any grant of Collateral permitted or required by any of the Note Documents, (xi) to release, discharge, terminate or subordinate Liens on Collateral in accordance with the Note Documents; and to confirm and evidence any such release, discharge, termination or subordination or (xii) with respect to the Note Documents, as provided in the Collateral Trust Agreement.

11. Defaults and Remedies. Events of Default include: (1) default for 30 days in the payment when due of interest on the Notes; (2) default in payment when due of the principal of, or premium, if any, on the Notes; (3) failure by the Company or a Subsidiary Guarantor to comply with any covenant in the Indenture (other than a default specified in clause (1) or (2) above) for 60 days (or 120 days in the case of the covenant set forth in Section 4.03 of the Indenture) after written notice by the Trustee or Holders of at least 30% in principal amount of the Notes then outstanding; (4) default under any document evidencing any indebtedness for borrowed money by the Company or any Subsidiary Guarantor, whether such indebtedness now exists or is created after the Issue Date, if that default: (A) is caused by a failure to pay principal when due at final (and not any interim) maturity on or prior to the expiration of any grace period provided in such indebtedness (a “Payment Default”); or (B) results in the acceleration of such indebtedness prior to its express maturity (without such acceleration having been rescinded, annulled or otherwise cured), and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), aggregates $300.0 million or more; provided that this clause (4) shall not apply to (i) secured indebtedness that becomes due as a

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result of the voluntary sale or transfer of the property or assets securing such indebtedness and (ii) any indebtedness that is required to be converted into Qualifying Equity Interests upon the occurrence of certain designated events so long as no payments in cash or otherwise are required to be made in accordance with such conversion); (5) except as permitted by the Indenture, any Subsidiary Guarantee of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with its terms) to be in full force and effect or any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary, shall deny or disaffirm in writing its or their obligations under its or their Subsidiary Guarantees; (6)(a) a court of competent jurisdiction (i) enters an order or decree under any Bankruptcy Law that is for relief against the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian for all or substantially all of the property of the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary and, in each of clauses (i), (ii) or (iii), the order, appointment or decree remains unstayed and in effect for at least 60 consecutive days; or (b) the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; and (7) other than by reason of the satisfaction in full of all Obligations under the Supplemental Indenture and discharge of the Indenture with respect to the Notes or the release of such Collateral with respect to the Notes in accordance with the terms of the Indenture and the Note Security Documents: (A) in the case of any security interest with respect to Collateral having a fair market value in excess of 5% of Total Assets, individually or in the aggregate, such security interest under the Note Security Documents shall, at any time, cease to be a valid and perfected security interest or shall be declared invalid or unenforceable and any such default continues for 30 days after notice of such default shall have been given to the Company by the Trustee or the Holders of at least 30% in principal amount of the Notes, except to the extent that any such default (1) results from the failure of the Collateral Trustee to maintain possession of certificates, promissory notes or other instruments actually delivered to it representing securities pledged under the Note Security Documents or (2) to the extent relating to Collateral consisting of real property, is covered by a title insurance policy with respect to such real property and such insurer has not denied coverage; or (B) the Company or any Subsidiary Guarantor that is a Significant Subsidiary (or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary) shall assert, in any pleading in any court of competent jurisdiction, that any security interest under any Note Security Document is invalid or unenforceable.

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12. Security and Collateral. The Notes will be entitled to the benefits of certain Collateral pledged for the benefit of the Holders pursuant to the terms of the Note Documents. Reference is hereby made to the Note Documents for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Company, the Subsidiary Guarantors, the Collateral Trustee, the Trustee and the Holders. The Company agrees, and each Holder by accepting a Note agrees, to the provisions contained in the Note Documents.

13. Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Subsidiary Guarantor or any Affiliate of the Company or any Subsidiary Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 of the Base Indenture.

14. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

15. Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. CUSIP Numbers/ISINs. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers/ISINs to be printed on the Notes and the Trustee may use CUSIP numbers/ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. NEW YORK LAW TO GOVERN. THE INDENTURE, THIS NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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The Company shall furnish to any Holder upon written request and without charge a copy of the Base Indenture and/or the Supplemental Indenture. Requests may be made to:

Vistra Operations Company LLC

6555 Sierra Drive

Irving, Texas 75039

Attention: Legal Department

Facsimile: (972) 556-6119

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Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase Pursuant to Section 4.06

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.06 of the Supplemental Indenture, state the amount you elect to have purchased:

$
Date:
Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

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EXHIBIT B-1

EXHIBIT B-1

FORM OF CERTIFICATE OF TRANSFER

Vistra Operations Company LLC

6555 Sierra Drive

Irving, Texas 75039

Wilmington Trust, National Association

15950 N. Dallas Parkway, Suite 550

Dallas, Texas 75248

Attention: Vistra Operations Company LLC Account Manager

Fax No.: (888)-316-6238

Re:	3.55% Senior Secured Notes due 2024

Reference is hereby made to the Supplemental Indenture, dated as of June 11, 2019 (the “Indenture”), among Vistra Operations Company LLC, as issuer (the “Company”), the Subsidiary Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                     , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                 in such Note[s] or interests (the “Transfer”), to                                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

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2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Global Note or Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, or Rule 903 or Rule 904 of Regulation S, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the

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requirements of the exemption claimed, which certification is supported by, if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 of Regulation S and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

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[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

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EXHIBIT B-2

EXHIBIT B-2

FORM OF CERTIFICATE OF TRANSFER

Vistra Operations Company LLC

6555 Sierra Drive

Irving, Texas 75039

Wilmington Trust, National Association

15950 N. Dallas Parkway, Suite 550

Dallas, Texas 75248

Attention: Vistra Operations Company LLC Account Manager

Fax No.: (888)-316-6238

Re:	4.30% Senior Secured Notes due 2029

Reference is hereby made to the Supplemental Indenture, dated as of June 11, 2019 (the “Indenture”), among Vistra Operations Company LLC, as issuer (the “Company”), the Subsidiary Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                             , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                 in such Note[s] or interests (the “Transfer”), to                                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

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2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Global Note or Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, or Rule 903 or Rule 904 of Regulation S, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in

-B-2-2-

a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by, if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 of Regulation S and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

-B-2-4-

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

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EXHIBIT C-1

EXHIBIT C-1

FORM OF CERTIFICATE OF EXCHANGE

Vistra Operations Company LLC

6555 Sierra Drive

Irving, Texas 75039

Wilmington Trust, National Association

15950 N. Dallas Parkway, Suite 550

Dallas, Texas 75248

Attention: Vistra Operations Company LLC Account Manager

Fax No.: (888)-316-6238

Re:	3.55% Senior Secured Notes due 2024

Reference is hereby made to the Supplemental Indenture, dated as of June 11, 2019 (the “Indenture”), among Vistra Operations Company LLC, as issuer (the “Company”), the Subsidiary Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                     , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the

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beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

-C-1-3-

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

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EXHIBIT C-2

EXHIBIT C-2

FORM OF CERTIFICATE OF EXCHANGE

Vistra Operations Company LLC

6555 Sierra Drive

Irving, Texas 75039

Wilmington Trust, National Association

15950 N. Dallas Parkway, Suite 550

Dallas, Texas 75248

Attention: Vistra Operations Company LLC Account Manager

Fax No.: (888)-316-6238

Re:	4.30% Senior Secured Notes due 2029

Reference is hereby made to the Supplemental Indenture, dated as of June 11, 2019 (the “Indenture”), among Vistra Operations Company LLC, as issuer (the “Company”), the Subsidiary Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                         , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

3. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

-C-2-1-

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

4. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the

-C-2-2-

beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

-C-2-3-

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

-C-2-4-

EXHIBIT D

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

ADDITIONAL SUBSIDIARY GUARANTEES

THIS [    ] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture for Additional Guarantees”), dated as of                         , 20        , among (the “Guaranteeing Subsidiary”) a subsidiary of Vistra Operations Company LLC (or its permitted successor), a limited liability company (the “Company” ), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of June 11, 2019, between the Company and the Trustee, as amended by a Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of June 11, 2019, among the Company, the Subsidiary Guarantors named therein and the Trustee, providing for the original issuance of an aggregate principal amount of $1,200,000,000 of 3.55% Senior Secured Notes due 2024 (the “2024 Notes”) and an aggregate principal amount of $800,000,000 of 4.30% Senior Secured Notes due 2029 (the “2029 Notes”, and together with the 2024 Notes, the “Initial Notes”), and, subject to the terms of the Supplemental Indenture, future unlimited issuances of 2024 Notes and the 2029 Notes (the “Additional Notes, and together with the Initial Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 4.07 of the Supplemental Indenture, the Trustee, the Company and the other Subsidiary Guarantors are authorized and required to execute and deliver this Supplemental Indenture for Additional Guarantees.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee, the Company and the other Subsidiary Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture for Additional Guarantees, capitalized terms used herein without definition shall have the meanings assigned to them in the Supplemental Indenture.

EXHIBIT D

2. Agreement to be Bound; Guarantee. The Guaranteeing Subsidiary hereby becomes a party to the Supplemental Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guaranteeing Subsidiary hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the Obligations and agreements of a Subsidiary Guarantor under the Supplemental Indenture. In furtherance of the foregoing, the Guaranteeing Subsidiary shall be deemed a Subsidiary Guarantor for purposes of Article 10 of the Supplemental Indenture, including, without limitation, Section 10.02 thereof.

3. NEW YORK LAW TO GOVERN. THE INDENTURE, THE NOTES, AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture for Additional Guarantees. Each signed copy shall be an original, but all of them together represent the same agreement.

5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture for Additional Guarantees or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

7. Ratification of Indenture; Supplemental Indenture for Additional Guarantees Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture for Additional Guarantees shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Page Follows]

EXHIBIT D

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture for Additional Guarantees to be duly executed and attested, all as of the date first above written.

Dated:                         , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[COMPANY]

By:
Name:
Title:

[EXISTING SUBSIDIARY GUARANTORS]

By:
Name:
Title:

[TRUSTEE], as Trustee

By:
Name:
Title: